                                                                     EXHIBIT 4.1

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                             MEDIACOM BROADBAND LLC

                                       and

                         MEDIACOM BROADBAND CORPORATION,

                                   as Issuers

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                              ---------------------


                                    Indenture

                             ----------------------

                            Dated as of June 29, 2001

                            11% Senior Notes due 2013



--------------------------------------------------------------------------------

               Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of June 29, 2001/1/

Trust Indenture
Act Section                                                   Indenture Section

(s)310(a)(1) ...........................................      608
(s)310(a)(2) ...........................................      608
(s)310(b) ..............................................      609
(s)311 .................................................      605
(s)312(a) ...............................................     701
(s)312(b) ..............................................      115,702
(s)312(c) ..............................................      702,115
(s)313(a) ..............................................      703
(s)313(b) ..............................................      703
(s)313(c) ..............................................      703
(s)314(a)(4) ...........................................      1016(a)
(s)314(c)(1) ...........................................      102
(s)314(c)(2) ...........................................      102
(s(314(e) ..............................................      102
(s)315(a) ..............................................      601(a)
(s)315(b) ..............................................      602
(s)315(c) ..............................................      601(b)
(s)315(d) ..............................................      601(c),603
(s)316(a)(last sentence) ...............................      908
(s)316(a)(1)(A) ........................................      502, 512
(s)316(a)(1)(B) ........................................      513
(s)316(b) ..............................................      508
(s)316(c) ..............................................      104(iv)
(s)317(a)(1) ...........................................      503
(s)317(a)(2) ...........................................      504
(s(317(b) ..............................................      1003
(s)318(a) ..............................................      111

_____________________________
1    This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                     Page
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
                                          ARTICLE ONE
                 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.      Definitions.........................................................  1
SECTION 102.      Compliance Certificates and Opinions................................ 23
SECTION 103.      Form of Documents Delivered to Trustee.............................. 23
SECTION 104.      Acts of Holders..................................................... 24
SECTION 105.      Notices, Etc., to Trustee and the Issuers........................... 25
SECTION 106.      Notice to Holders; Waiver........................................... 25
SECTION 107.      Effect of Headings and Table of Contents............................ 26
SECTION 108.      Successors and Assigns.............................................. 26
SECTION 109.      Separability Clause................................................. 26
SECTION 110.      Benefits of Indenture............................................... 26
SECTION 111.      Governing Law....................................................... 26
SECTION 112.      Legal Holidays...................................................... 27
SECTION 113.      No Personal Liability of Directors, Officers, Employees,
                  Stockholders or Incorporators....................................... 27
SECTION 114.      Counterparts........................................................ 27
SECTION 115.      Communications by Holders with Other Holders........................ 27

                                          ARTICLE TWO
                                           NOTE FORMS

SECTION 201.      Forms Generally..................................................... 27
SECTION 202.      Restrictive Legends................................................. 29
SECTION 203.      Form of Note........................................................ 32
SECTION 204.      Form of Trustee's Certificate of Authentication..................... 46

                                          ARTICLE THREE
                                            THE NOTES

SECTION 301.      Title and Terms..................................................... 47
SECTION 302.      Denominations....................................................... 48
SECTION 303.      Execution, Authentication, Delivery and Dating...................... 48
SECTION 304.      Temporary Notes..................................................... 49
SECTION 305.      Registration, Registration of Transfer and Exchange................. 49
SECTION 306.      Book-Entry Provisions for Global Notes.............................. 51
SECTION 307.      Special Transfer Provisions......................................... 52
SECTION 308.      Form of Certificate to Be Delivered in Connection with
                  Transfers to Institutional Accredited Investors..................... 55

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
SECTION 309.      Form of Certificate to Be Delivered in Connection with Transfers
                  Pursuant to Regulation S........................................................ 57
SECTION 310.      Mutilated, Destroyed, Lost and Stolen Notes..................................... 58
SECTION 311.      Payment of Interest; Interest Rights Preserved.................................. 58
SECTION 312.      Persons Deemed Owners........................................................... 60
SECTION 313.      Cancellation.................................................................... 60
SECTION 314.      Computation of Interest......................................................... 60
SECTION 315.      CUSIP Numbers................................................................... 60

                                             ARTICLE FOUR
                                     SATISFACTION AND DISCHARGE

SECTION 401.      Satisfaction and Discharge of Indenture......................................... 61
SECTION 402.      Application of Trust Money...................................................... 62

                                             ARTICLE FIVE
                                               REMEDIES

SECTION 501.      Events of Default............................................................... 62
SECTION 502.      Acceleration of Maturity; Rescission and Annulment.............................. 65
SECTION 503.      Collection of Indebtedness and Suits for Enforcement by Trustee................. 65
SECTION 504.      Trustee May File Proofs of Claim................................................ 65
SECTION 505.      Trustee May Enforce Claims Without Possession of Notes.......................... 66
SECTION 506.      Application of Money Collected.................................................. 66
SECTION 507.      Limitation on Suits............................................................. 67
SECTION 508.      Unconditional Right of Holders to Receive Principal, Premium and Interest....... 67
SECTION 509.      Restoration of Rights and Remedies.............................................. 68
SECTION 510.      Rights and Remedies Cumulative.................................................. 68
SECTION 511.      Delay or Omission Not Waiver.................................................... 68
SECTION 512.      Control by Holders.............................................................. 68
SECTION 513.      Waiver of Past Defaults......................................................... 69
SECTION 514.      Undertaking for Costs........................................................... 69

                                              ARTICLE SIX
                                              THE TRUSTEE

SECTION 601.      Certain Duties and Responsibilities............................................. 70
SECTION 602.      Notice of Defaults.............................................................. 71
SECTION 603.      Certain Rights of Trustee....................................................... 71
SECTION 604.      Trustee Not Responsible for Recitals or Issuance of Notes....................... 73
SECTION 605.      May Hold Notes.................................................................. 73
SECTION 606.      Money Held in Trust............................................................. 73
SECTION 607.      Compensation and Reimbursement.................................................. 73
SECTION 608.      Corporate Trustee Required; Eligibility......................................... 74
SECTION 609.      Resignation and Removal; Appointment of Successor............................... 74

SECTION 610.      Acceptance of Appointment by Successor........................................... 76
SECTION 611.      Merger, Conversion, Consolidation or Succession to Business...................... 76
SECTION 612.      Trustee's Application for Instructions from the Issuers.......................... 77

                                              ARTICLE SEVEN
                                      HOLDERS LISTS AND REPORTS BY
                                         TRUSTEE AND THE ISSUERS

SECTION 701.      The Issuers to Furnish Trustee Names and Addresses............................... 77
SECTION 702.      Disclosure of Names and Addresses of Holders..................................... 77
SECTION 703.      Reports by Trustee............................................................... 78

                                               ARTICLE EIGHT
                                  MERGER, CONSOLIDATION, OR SALE OF ASSETS

SECTION 801.      The Issuers and Guarantors May Consolidate Etc. Only on Certain Terms............ 78
SECTION 802.      Successor Substituted............................................................ 79

                                                ARTICLE NINE
                           SUPPLEMENTS, AMENDMENTS AND MODIFICATIONS TO INDENTURE

SECTION 901.      Supplemental Indentures Without Consent of Holders............................... 79
SECTION 902.      Supplemental Indentures with Consent of Holders.................................. 80
SECTION 903.      Execution of Supplemental Indentures............................................. 81
SECTION 904.      Effect of Supplemental Indentures................................................ 81
SECTION 905.      Conformity with Trust Indenture Act.............................................. 82
SECTION 906.      Reference in Notes to Supplemental Indentures.................................... 82
SECTION 907.      Notice of Supplemental Indentures................................................ 82
SECTION 908.      Treasury Notes................................................................... 82

                                                 ARTICLE TEN
                                                  COVENANTS

SECTION 1001.     Payment of Principal, Premium, if Any, and Interest.............................. 82
SECTION 1002.     Maintenance of Office or Agency.................................................. 82
SECTION 1003.     Money for Note Payments to Be Held in Trust...................................... 83
SECTION 1004.     Corporate Existence.............................................................. 84
SECTION 1005.     Payment of Taxes and Other Claims................................................ 85
SECTION 1006.     Compliance with Laws............................................................. 85
SECTION 1007.     Limitation on Restricted Payments................................................ 85
SECTION 1008.     Limitation on Indebtedness....................................................... 87
SECTION 1009.     Limitation on Affiliate Transactions............................................. 90
SECTION 1010.     Limitation on Dividends and Other Payment Restrictions Affecting
                  Subsidiaries..................................................................... 92
SECTION 1011.     Limitation on Liens.............................................................. 92

SECTION 1012.     Change of Control................................................................  93
SECTION 1013.     Limitation on Sales of Assets....................................................  94
SECTION 1014.     Reports..........................................................................  95
SECTION 1015.     Limitation on Business Activities of Mediacom Broadband Corporation..............  96
SECTION 1016.     Statement by Officers as to Default..............................................  96
SECTION 1017.     Limitation on Guarantees of Certain Indebtedness.................................  97
SECTION 1018.     Designation of Unrestricted Subsidiaries.........................................  97
SECTION 1019.     Escrow of Proceeds of Securities on Issue Date...................................  98

                                                   ARTICLE ELEVEN
                                                REDEMPTION OF NOTES

SECTION 1101.     Optional Redemption..............................................................  99
SECTION 1102.     Applicability of Article.........................................................  99
SECTION 1103.     Election to Redeem; Notice to Trustee............................................ 100
SECTION 1104.     Selection by Trustee of Notes to Be Redeemed..................................... 100
SECTION 1105.     Notice of Redemption............................................................. 100
SECTION 1106.     Deposit of Redemption Price...................................................... 101
SECTION 1107.     Notes Payable on Redemption Date................................................. 102
SECTION 1108.     Notes Redeemed in Part........................................................... 102
SECTION 1109.     Special Mandatory Redemption..................................................... 102

                                                   ARTICLE TWELVE
                                         DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.     The Issuers' Option to Effect Defeasance or Covenant Defeasance.................. 103
SECTION 1202.     Defeasance and Discharge......................................................... 103
SECTION 1203.     Covenant Defeasance.............................................................. 103
SECTION 1204.     Conditions to Legal Defeasance or Covenant Defeasance............................ 104
SECTION 1205.     Deposited Money and U.S. Government Obligations to Be Held in Trust; Other
                  Miscellaneous Provisions......................................................... 105
SECTION 1206.     Reinstatement.................................................................... 106

                                                   ARTICLE THIRTEEN
                                          RESTRICTED SUBSIDIARY GUARANTEE

SECTION 1301.     Unconditional Guarantee.......................................................... 106
SECTION 1302.     Severability..................................................................... 107
SECTION 1303.     Limitation of Guarantor's Liability.............................................. 107
SECTION 1304.     Contribution..................................................................... 107
SECTION 1305.     Additional Guarantors............................................................ 108
SECTION 1306.     Subordination of Subrogation and Other Rights.................................... 108

                  INDENTURE, dated as of June 29, 2001 between MEDIACOM BROADBAND LLC, a Delaware limited liability company, MEDIACOM BROADBAND CORPORATION, a Delaware corporation, as joint and several obligors, each having its principal office at 100 Crystal Run Road, Middletown, New York 10941, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), having its principal corporate trust office at 101 Barclay Street, New York, New York 10286.

                             RECITALS OF THE ISSUERS

                  The Issuers have duly authorized the creation of and issuance of (i) 11% Senior Notes due 2013 (the "Initial Notes") and (ii) the Exchange Notes, if any (the Initial Notes, the Exchange Notes, the Private Exchange Notes (as defined herein) and the Additional Notes (as defined herein) are referred to herein collectively as the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuers have duly authorized the execution and delivery of this Indenture. "Exchange Notes" and "Private Exchange Notes" shall include notes issued in exchange for Additional Notes having substantially the same tenor and amount as the Additional Notes.

                  Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required or deemed to be part of and to govern indentures qualified thereunder.

                  All things necessary have been done to make the Notes, when executed and duly issued by the Issuers and authenticated and delivered hereunder by the Trustee or the authenticating agent, the valid obligations of the Issuers and to make this Indenture a valid agreement of the Issuers in accordance with their and its terms.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  SECTION 101.          Definitions.
                                        -----------

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural as well as the singular, and words in the plural include the singular as well as the plural;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined herein);

                  (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (e) the word "or" is not exclusive; and

                  (f) provisions of this Indenture apply to successive events and transactions.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

                  "Act" shall have the meaning ascribed thereto in Section 104.

                  "Additional Interest" shall have the meaning ascribed thereto in Section 203.

                  "Additional Notes" shall have the meaning ascribed thereto in
Section 301.

                  "Affiliate" means: (i) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Mediacom Broadband LLC; (ii) any spouse, immediate family member or other relative who has the same principal residence as any Person described in clause (i) above; (iii) any trust in which any such Person described in clause (i) or (ii) above has a beneficial interest; and (iv) any corporation or other organization of which any such Person described above collectively owns 5% or more of the equity of such entity. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") when used with respect to any specified Person includes the direct or indirect beneficial ownership of more than 5% of the voting securities of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Agent Members" shall have the meaning ascribed thereto in
Section 306.

                  "Asset Acquisition" means (i) an Investment by Mediacom Broadband LLC or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into Mediacom Broadband LLC or any Restricted Subsidiary or (ii) any acquisition by Mediacom Broadband LLC or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit, a division or a line of business of such Person or which is otherwise outside of the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than Mediacom Broadband LLC or any Wholly

Owned Restricted Subsidiary or any Controlled Subsidiary, in one transaction or a series of related transactions, of: (i) any Equity Interest in any Restricted Subsidiary; (ii) any material license, franchise or other authorization of Mediacom Broadband LLC or any Restricted Subsidiary; (iii) any assets of Mediacom Broadband LLC or any Restricted Subsidiary which constitute substantially all of an operating unit, a division or a line of business of Mediacom Broadband LLC or any Restricted Subsidiary; or (iv) any other property or asset of Mediacom Broadband LLC or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include: (i) any transaction consummated in compliance with Sections 801 and 1012, and the creation of any Lien not prohibited under
Section 1011; (ii) the sale of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Mediacom Broadband LLC or any Restricted Subsidiary, as the case may be; (iii) any transaction consummated in compliance with Section 1007; and (iv) Asset Swaps permitted pursuant to clause (d) of Section 1013. In addition, solely for purposes of Section 1013, any sale, conveyance, transfer, lease or other disposition, whether in one transaction or a series of related transactions, involving assets with a fair market value not in excess of $5,000,000 in any fiscal year shall be deemed not to be an Asset Sale.

                  "Asset Sale Proceeds" means, with respect to any Asset Sale:
(i) cash received by Mediacom Broadband LLC or any of its Restricted Subsidiaries from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting, legal, accounting and other fees and expenses related to such Asset Sale, and any relocation expenses incurred as a result thereof, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale by such Restricted Subsidiary, (d) payment of amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness), and (e) deduction of appropriate amounts to be provided by Mediacom Broadband LLC or such Restricted Subsidiary as a reserve, in accordance with generally accepted accounting principles consistently applied, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by Mediacom Broadband LLC or such Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and (ii) promissory notes and other non-cash consideration received by Mediacom Broadband LLC or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

                  "Asset Swap" means the substantially concurrent purchase and sale, or exchange, of Productive Assets between Mediacom Broadband LLC or any Restricted Subsidiary and another Person or group of affiliated Persons (including, without limitation, any Person or group of affiliated Persons that is an Affiliate of Mediacom Broadband LLC and the Restricted Subsidiaries; provided that such transaction is otherwise in compliance with Section 1009) pursuant to an Asset Swap Agreement; it being understood that an Asset Swap may include a cash equalization payment made in connection therewith; provided that such cash payment, if received by Mediacom Broadband LLC or any of the Restricted Subsidiaries, shall be deemed to be proceeds received from an Asset Sale and shall be applied in accordance with Section 1013.

                  "Asset Swap Agreement" means a definitive agreement, subject only to customary closing conditions that Mediacom Broadband LLC in good faith believes will be satisfied, providing for an Asset Swap; provided, however, that any amendment to, or waiver of, any closing condition that individually or in the aggregate is material to such Asset Swap shall be deemed to be a new Asset Swap.

                  "AT&T" means AT&T Broadband LLC, a Delaware limited liability company.

                  "AT&T Acquisition Agreements" means, collectively, the AT&T Georgia Acquisition Agreement, the AT&T Illinois Acquisition Agreement, the AT&T Iowa Acquisition Agreement and the AT&T Missouri Acquisition Agreement.

                  "AT&T Acquisitions" means each of the AT&T Georgia Acquisition, the AT&T Illinois Acquisition, the AT&T Iowa Acquisition and the AT&T Missouri Acquisition.

                  "AT&T Acquisitions Contributions" means the capital contributions and preferred equity investment in the amount of $873,700,000 to be made in Mediacom Broadband LLC by Mediacom Communications and/or one or more of its direct or indirect Subsidiaries in connection with the AT&T Acquisitions as contemplated by and described in the Offering Memorandum; provided that "AT&T Acquisitions Contributions" shall be deemed not to include any additional amounts contributed by Mediacom Communications to the extent that such amounts represent proceeds received by Mediacom Communications from the issuance of its securities upon the exercise of over-allotment options relating to the issuance of its Class A common stock and convertible senior notes.

                  "AT&T Georgia Acquisition" means the acquisition of the AT&T cable systems located in Georgia as provided for in the AT&T Georgia Acquisition Agreement.

                  "AT&T Georgia Acquisition Agreement" means the Asset Purchase Agreement dated as of February 26, 2001 by and among Mediacom Communications and the Affiliates of AT&T party thereto relating to the AT&T cable systems located in Georgia.

                  "AT&T Illinois Acquisition" means the acquisition of the AT&T cable systems located in southern Illinois as provided for in the AT&T Illinois Acquisition Agreement.

                  "AT&T Illinois Acquisition Agreement" means the Asset Purchase Agreement dated as of February 26, 2001 by and among Mediacom Communications and the Affiliates of AT&T party thereto relating to the AT&T cable systems located in Southern Illinois.

                  "AT&T Iowa Acquisition" means the acquisition of the AT&T cable systems located in Iowa and Illinois as provided for in the AT&T Iowa Acquisition Agreement.

                  "AT&T Iowa Acquisition Agreement" means the Asset Purchase Agreement dated as of February 26, 2001 by and among Mediacom Communications and the Affiliates of AT&T party thereto relating to the AT&T cable systems located in Iowa and Illinois.

                  "AT&T Missouri Acquisition" means the acquisition of the AT&T cable systems located in central Missouri as provided for in the AT&T Missouri Acquisition Agreement.

                  "AT&T Missouri Acquisition Agreement" means the Asset Purchase Agreement dated as of February 26, 2001 by and among Mediacom Communications and the Affiliates of AT&T party thereto relating to the AT&T cable systems located in central Missouri.

                  "Authentication Order" shall have the meaning ascribed thereto in Section 303.

                  "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (iii)(a) and that have not yet been the basis for application in accordance with clause (iii)(b) of clause (a) of
Section 1013.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for relief of debtors.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

                  "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles consistently applied and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with generally accepted accounting principles consistently applied.

                  "Cash Equivalents" means: (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Subsidiary Credit Facility or any Future Subsidiary Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500,000,000;
(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having a rating of at least P-1 from Moody's or a rating of at least A-1 from S&P ; and (vi) money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clauses (i) through (v) above.

                  "Certificated Notes" shall have the meaning ascribed thereto in Section 306.

                  "Change of Control" means the occurrence of any of the following events: (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "bene-ficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Equity Interests in Mediacom Broadband LLC; (ii) Mediacom Broadband LLC consolidates with, or merges with or into, another Person (other than a Wholly Owned Restricted Subsidiary) or Mediacom Broadband LLC or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of Mediacom Broadband LLC and its Subsidiaries (determined on a consolidated basis) to any Person (other than Mediacom Broadband LLC or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests in Mediacom Broadband LLC, "beneficially own" (as so determined), directly or indirectly, more than 50% of the total voting power of the then outstanding Voting Equity Interests in the surviving or transferee Person; (iii) Mediacom Broadband LLC is liquidated or dissolved or adopts a plan of liquidation or dissolution (whether or not otherwise in compliance with the provisions of this Indenture); (iv) a majority of the members of the Executive Committee of Mediacom Broadband LLC shall consist of Persons who are not Continuing Members; or (v) Mediacom Broadband LLC ceases to own 100% of the issued and outstanding Equity Interests of Mediacom Broadband Corporation, other than by reason of a merger of Mediacom Broadband Corporation into and with a corporate successor to Mediacom Broadband LLC; provided, however, that a Change of Control will be deemed not to have occurred in any of the circumstances described in clauses (i) through (iv) above if after the occurrence of any such circumstance (A) Mediacom Communications (or any successor thereto), or a Person (or successor thereto) more than 50% of the total voting power of the then outstanding Voting Equity Interests of which is beneficially owned, directly or indirectly, by Mediacom Communications (or any successor thereto), continues to be the manager of Mediacom Broadband LLC (or the surviving or transferee Person in the case of clause (ii) above) pursuant to the Operating Agreement and Rocco B. Commisso continues to be the chief executive officer or chairman of Mediacom Communications (or any successor thereto), (B) Rocco B. Commisso, or a Person more than 50% of the total voting power of the then outstanding Voting Equity Interests of which is beneficially owned, directly or indirectly, by Rocco B. Commisso and the other Permitted Holders together with their respective designees, becomes the manager of Mediacom Broadband LLC (or the surviving or transferee Person in the case of clause (ii) above) or (C) Rocco B. Commisso becomes and thereafter continues to be the chief executive officer or chairman of Mediacom Broadband LLC (or the surviving or transferee Person in the case of clause (ii) above).

                  "Change of Control Offer" shall have the meaning ascribed thereto in Section 1012.

                  "Change of Control Payment" shall have the meaning ascribed thereto in Section1012.

                  "Clearstream" shall have the meaning ascribed thereto in
Section 307.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall have the meaning ascribed thereto in the Escrow Agreement.


                  "Committee Resolution" means with respect to Mediacom Broadband LLC, a duly adopted resolution of the Executive Committee of Mediacom Broadband LLC.

                  "Comparable Restriction Provisions" shall have the meaning ascribed thereto in Section 1010.

                  "Consolidated Income Tax Expense" means, with respect to Mediacom Broadband LLC for any period, the provision for federal, state, local and foreign income taxes payable by Mediacom Broadband LLC and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

                  "Consolidated Interest Expense" means, with respect to Mediacom Broadband LLC and the Restricted Subsidiaries for any period, without duplication, the sum of: (i) the interest expense of Mediacom Broadband LLC and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Hedging Agreements, however denominated, with respect to such Indebtedness; (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by Mediacom Broadband LLC and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied; and (iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by Mediacom Broadband LLC and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Mediacom Broadband LLC to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with generally accepted accounting principles consistently applied.

                  "Consolidated Net Income" means, with respect to any period, the net income (loss) of Mediacom Broadband LLC and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication: (i) all extraordinary, unusual or nonrecurring items of income or expense and of gains or losses and all gains and losses from the sale or other disposition of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period;
(ii) that portion of such net income (loss) derived from or in respect of Investments in Persons other than any Restricted Subsidiary, except to the extent actually received in cash by Mediacom Broadband LLC or any Restricted Subsidiary; (iii) the portion of such net income (loss) allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received in cash by Mediacom Broadband LLC or any Restricted Subsidiary; (iv) net income (loss) of any other Person combined with Mediacom Broadband LLC or any Restricted Subsidiary on a "pooling of interests" basis attrib-utable to any period prior to the date of combination; (v) net income (loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income (loss) is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or the holders of its Equity Interests; (vi) the cumulative effect of a change in accounting principles after the Issue Date;
(vii) net income (loss) attributable to discontinued operations; (viii) management fees payable to Mediacom Communications and its Affiliates pursuant to management agreements with Mediacom Broadband LLC or its Subsidiaries accrued for such period that have not been paid during such period; and (ix) any other item of expense, other than "interest expense," which appears on Mediacom Broadband LLC's consolidated statement of income (loss) below the line item "Operating Income," determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

                  "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all outstanding Indebtedness and the aggregate liquidation preference or redemption payment value of all Disqualified Equity Interests in Mediacom Broadband LLC and the Restricted Subsidiaries outstanding as of such date of determination, less the obligations of Mediacom Broadband LLC or any Restricted Subsidiary under any Hedging Agreement as of such date of determination that would appear as a liability on the balance sheet of such Person, in each case determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

                  "Continuing Member" means, as of the date of determination, any Person who: (i) was a member of the Executive Committee of Mediacom Broadband LLC on the date of this Indenture; (ii) was nominated for election or elected to the Executive Committee of Mediacom Broadband LLC with the affirmative vote of a majority of the Continuing Members who were members of the Executive Committee at the time of such nomination or election; or (iii) is a representative of, or was approved by, a Permitted Holder.

                  "Controlled Subsidiary" means a Restricted Subsidiary which is engaged in a Related Business: (i) 80% or more of the outstanding Equity Interests of which (other than Equity Interests constituting directors' qualifying shares to the extent mandated by applicable law) are owned by Mediacom Broadband LLC or by one or more Wholly Owned Restricted Subsidiaries or Controlled Subsidiaries or by Mediacom Broadband LLC and one or more Wholly Owned Restricted Subsidiaries or Controlled Subsidiaries; (ii) of which Mediacom Broadband LLC possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of Voting Equity Interests, by agreement or otherwise; and (iii) all of whose Indebtedness is Non-Recourse Indebtedness.

                  "Corporate Trust Office" means the office of the Trustee which initially is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

                  "Covenant Defeasance" shall have the meaning ascribed thereto in Section 1203.

                  "Cumulative Credit" means the sum of: (i) $25,000,000; plus
(ii) the aggregate Net Cash Proceeds received by Mediacom Broadband LLC or a Restricted Subsidiary from the issue or sale (other than to a Restricted Subsidiary) of Equity Interests in Mediacom Broadband LLC or a Restricted Subsidiary (other than Disqualified Equity Interests and other than Equity Interests issued in connection with the AT&T Acquisitions Contributions) on or after the Issue Date; plus (iii) the principal amount (or accreted amount (determined in accordance with generally accepted accounting principles), if less) of any Indebtedness, or the liquidation preference or redemption payment value of any Disqualified Equity Interests, of Mediacom Broadband LLC or any Restricted Subsidiary which have been converted into or exchanged for Equity Interests in Mediacom Broadband LLC or a Restricted Subsidiary (other than Disqualified Equity Interests and other than Equity Interests issued in connection with the AT&T Acquisitions Contributions) on or after the Issue Date; plus (iv) cumulative Operating Cash Flow from and after the Issue Date, to the end of the fiscal quarter immediately preceding the date of the proposed Restricted Payment, or, if cumulative Operating Cash Flow for such period is negative, minus the amount by which cumulative Operating Cash Flow is less than zero; plus (v) to the extent not already included in Operating Cash Flow, if any Investment constituting a Restricted Payment that was made after the Issue Date is sold or otherwise liquidated or repaid or any Unrestricted Subsidiary which was designated as an Unrestricted Subsidiary after the Issue Date is sold or otherwise liquidated, the fair market value of such Restricted Payment (less the cost of disposition, if any) on the date of such sale, liquidation or repayment, as determined in good faith by the Executive Committee, whose determination shall be conclusive and evidenced by a Committee Resolution; plus (vi) if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the value of the Restricted Payment that would result if such Subsidiary were redesignated as an Unrestricted Subsidiary at such time, determined in accordance with Section 1018.

                  "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid or accrued of the Issuers and the Restricted Subsidiaries from and after the Issue Date, to the end of the fiscal quarter immediately preceding the proposed Restricted Payment.

                  "Debt to Operating Cash Flow Ratio" means the ratio of (i) the Consolidated Total Indebtedness as of the date of calculation (the "Determination Date") to (ii) four times the Operating Cash Flow for the latest three months for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date: (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period; (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Operating Cash
Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period; and (III) if Mediacom Broadband LLC or any Restricted Subsidiary shall have in any manner (x) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with generally accepted accounting principles consistently applied, as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period, and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Defaulted Interest" shall have the meaning ascribed thereto in Section 301.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereafter appointed by Mediacom Broadband LLC.

                  "Designation" shall have the meaning ascribed thereto in
Section 1018.

                  "Disqualified Equity Interest" means (i) any Equity Interest issued by Mediacom Broadband LLC which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (except, in each such case, upon the occurrence of a Change of Control), in whole or in part, or is exchangeable into Indebtedness, on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding; and (ii) any Equity Interest issued by any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or is exchangeable into Indebtedness.

                  "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S under the Securities Act.

                  "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, and membership interests in such Person, including any Preferred Equity Interests.

                  "Equity Offering" means a public or private offering or sale (including, without limitation, to any Affiliate) by Mediacom Broadband LLC or a Restricted Subsidiary for cash of its respective Equity Interests (other than Disqualified Equity Interests) or options, warrants or rights with respect to such Equity Interests, in each case, other than in connection with the AT&T Acquisitions Contributions.

                  "Escrow Account" means the escrow account created pursuant to the Escrow Agreement.

                  "Escrow Agreement" means the Escrow and Pledge Agreement dated as of the Issue Date among the Issuers, The Bank of New York, as Securities Intermediary, and the Trustee, as the same may be amended from time to time.



                  "Euroclear" shall have the meaning ascribed thereto in Section 307.

                  "Event of Default" shall have the meaning ascribed thereto in
Section 501.

                  "Excess Proceeds" means, with respect to any Asset Sale, the then Available Asset Sale Proceeds less any such Available Asset Sale Proceeds that are required to be applied and are applied in accordance with clause
(iii)(b)(1) of clause (a) of Section 1013.

                  "Excess Proceeds Offer" shall have the meaning ascribed thereto in Section 1013.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means the 11% Notes due 2013 to be issued pursuant to this Indenture in connection with a registration pursuant to the Registration Rights Agreement.

                  "Exchange Offer" means the offer by the Issuers to exchange all of the Initial Notes for a like aggregate principal amount of Exchange Notes, as provided in the Registration Rights Agreement, and the offer by the Issuers to exchange all of the Additional Notes for a like aggregate principal amount of Exchange Notes, in each case as provided in this Indenture.

                  "Exchange Offer Registration Statement" has the meaning ascribed thereto in the Registration Rights Agreement.

                  "Executive Committee" means: (i) so long as Mediacom Broadband LLC is a limited liability company, (x) while the Operating Agreement is in effect, the Executive Committee authorized thereunder, and (y) at any other time, the manager or board of managers of Mediacom Broadband LLC, or management committee, board of directors or similar governing body responsible for the management of the business and affairs of Mediacom Broadband LLC or any committee of such governing body; (ii) if Mediacom Broadband LLC were to be reorganized as a corporation, the board of directors of Mediacom Broadband LLC; and (iii) if Mediacom Broadband LLC were to be reorganized as a partnership, the board of directors of the corporate general partner of such partnership (or if such general partner is itself a partnership, the board of directors of such general partner's corporate general partner).

                  "Funding Guarantor" shall have the meaning ascribed thereto in
Section 1303.

                  "Future Subsidiary Credit Facilities" means one or more debt facilities (other than the Subsidiary Credit Facility) entered into from time to time after the date of this Indenture by one or more Restricted Subsidiaries or groups of Restricted Subsidiaries with banks or other institutional lenders, together with all loan documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents), including any amendment (including any amendment and restatement), modification or supplement thereto or any refinancing, refunding, deferral, renewal, extension or replacement thereof (including, in any such case and without limitation, adding or removing Subsidiaries of Mediacom Broadband LLC as borrowers or guarantors thereunder), whether by the same or any other lender or group of lenders.

                  "GAAP" or "generally accepted accounting principles" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Global Notes" shall have the meaning ascribed thereto in
Section 201.

                  "Guarantor" means any Subsidiary of Mediacom Broadband LLC that guarantees the Issuers' obligations under this Indenture and the Notes issued after the date of this Indenture pursuant to Section 1017.

                  "Hedging Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement providing for the transfer or mitigation of interest rate risks either generally or under specific contingencies.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Note Register.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidates with Mediacom Broadband LLC or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with Mediacom Broadband LLC or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with Mediacom Broadband LLC or any Restricted Subsidiary.

                  "Indebtedness" means, with respect to any Person, without duplication, any indebtedness, secured or unsecured, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the deferred and unpaid balance of the purchase price of property or services (but excluding trade payables incurred in the ordinary course of business and non interest bearing installment obligations and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles consistently applied, and shall also include, to the extent not otherwise included (but without duplication):
(i) any Capitalized Lease Obligations; (ii) obligations secured by a lien to which any property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed; (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor); and (iv) obligations of Mediacom Broadband LLC or any Restricted Subsidiary under any Hedging Agreement applicable to any of the foregoing (if and only to the extent any amount due in respect of such Hedging Agreement would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles consistently applied). Indebtedness (i) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, Incurred in the ordinary course of business, including in connection with pole rental or conduit attachments and the like or the requirements of cable television franchising authorities, and otherwise consistent with industry practice; (ii) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided such obligations are extinguished within five Business Days of their Incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; and (iii) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be Incurred or outstanding in an amount equal to the accreted value thereof at the date of determination.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Initial Notes" shall have the meaning ascribed thereto in the introductory paragraph to this Indenture.

                  "Institutional Accredited Investor Certificated Note" shall have the meaning ascribed thereto in Section 201.

                  "Institutional Accredited Investor Note" shall have the meaning ascribed thereto in Section 201.

                  "Issuers" means Mediacom Broadband LLC and Mediacom Broadband Corporation, as joint and several obligors under the Notes, until a successor replaces either such party in accordance with the terms of this Indenture.

                  "Investment" means, directly or indirectly, any advance, loan or other extension of credit (including by means of a guarantee) or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the acquisition, by purchase or otherwise, of any stock, bonds, notes, debentures, partnership, membership or joint venture interests or other securities or other evidence of beneficial interest of any Person; provided that the term "Investment" shall not include any such advance, loan or extension of credit having a term not exceeding 90 days arising in the ordinary course of business or any pledge of Equity Interests pursuant to the Subsidiary Credit Facility or any Future Subsidiary Credit Facility. If Medi-acom Broadband LLC or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interest in any direct or indirect Restricted Subsidiary such that, after giving effect to such sale or disposition, Mediacom Broadband LLC no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Equity Interests in such Restricted Subsidiary, Mediacom Broadband LLC shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Voting Equity Interests in such former Restricted Subsidiary not sold or disposed of.

                  "Issue Date" means the date on which the Initial Notes are originally issued.

                  "Issuers' Request" shall have the meaning ascribed thereto in
Section 102.

                  "Legal Defeasance" shall have the meaning ascribed thereto in
Section 1202.

                  "Lien" means any mortgage, pledge, lien, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof or any agreement to give a security interest).

                  "Management Agreements" means the Management Agreements dated as of June 6, 2001 by and between Mediacom Communications and each of MCC Georgia, MCC Illinois, MCC Iowa and MCC Missouri, as the same may be amended, supplemented or modified from time to time.

                  "MCC Georgia" means MCC Georgia LLC, a Delaware limited liability company and a wholly owned Subsidiary of Mediacom Broadband LLC.

                  "MCC Illinois" means MCC Illinois LLC, a Delaware limited liability company and a wholly owned Subsidiary of Mediacom Broadband LLC.

                  "MCC Iowa" means MCC Iowa LLC, a Delaware limited liability company and a wholly owned Subsidiary of Mediacom Broadband LLC.

                  "MCC Missouri" means MCC Missouri LLC, a Delaware limited liability company and a wholly owned Subsidiary of Mediacom Broadband LLC.

                  "Mediacom Broadband Corporation " means Mediacom Broadband Corporation, a Delaware corporation, and a wholly owned Subsidiary of Mediacom Broadband LLC.

                  "Mediacom Broadband Group Credit Agreement" means the proposed credit agreement by and among MCC Georgia, MCC Illinois, MCC Iowa and MCC Missouri and The Chase Manhattan Bank, as Administrative Agent, and the Lenders party thereto establishing a reducing revolving credit facility and term loan.

                  "Mediacom Broadband LLC" means Mediacom Broadband LLC, a Delaware limited liability company.

                  "Mediacom Broadband Preferred Membership Interest" means the $150.0 million 12.0% preferred membership interest of Mediacom Broadband LLC issued to Mediacom Communications and/or one or more of its direct or indirect Subsidiaries in connection with the AT&T Acquisitions.

                  "Mediacom Communications" means Mediacom Communications Corporation, a Delaware corporation.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Cash Proceeds" means, with respect to any issuance or sale of Equity Interests, the proceeds in the form of cash or Cash Equivalents received by Mediacom Broadband LLC or any Restricted Subsidiary of such issuance or sale and net of attorneys' fees, accountants fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Net Offering Proceeds" shall have the meaning ascribed thereto in Section 1019.

                  "Non-Recourse Indebtedness" means Indebtedness of a Person (i) as to which neither the Issuers nor any of the Restricted Subsidiaries (other than such Person or any Subsidiaries of such Person) (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) the incurrence of which will not result in any recourse against any of the assets of either the Issuers or the Restricted Subsidiaries (other than to such Person or to any Subsidiaries of such Person and other than to the Equity Interests in such Person or in another Restricted Subsidiary or an Unrestricted Subsidiary pledged by Mediacom Broadband LLC, a Restricted Subsidiary or an Unrestricted Subsidiary); provided, however, that Mediacom Broadband LLC or any Restricted Subsidiary may make a loan to a Controlled Subsidiary or an Unrestricted Subsidiary, or guarantee a loan made to a Controlled Subsidiary or an Unrestricted Subsidiary, if such loan or guarantee is permitted under Section 1007 at the time of the making of such loan or guarantee, and such loan or guarantee shall not constitute Indebtedness which is not Non-Recourse Indebtedness.

                  "Note Register" shall have the meaning ascribed thereto in
Section 305.

                  "Note Registrar" shall have the meaning ascribed thereto in
Section 305.

                  "Notes" means the 11% Senior Notes due July 15, 2013 to be issued by Mediacom Broadband LLC and Mediacom Broadband Corporation.

                  "Offering Memorandum" means the Offering Memorandum dated June 22, 2001 pursuant to which the Initial Notes were offered.

                  "Officer" means the Chairman, the Chief Executive Officer, any Senior Vice President, the Treasurer or the Secretary of Mediacom Broadband Corporation, or in the case of Mediacom Broadband LLC, of its managing member.

                  "Officers' Certificate" means a certificate signed by two Officers of each Issuer.

                  "Operating Agreement" means the Amended and Restated Operating Agreement of Mediacom Broadband LLC dated as of June 29, 2001 as the same may be amended, supplemented or modified from time to time.


                  "Operating Cash Flow" means, with respect to Mediacom Broadband LLC and the Restricted Subsidiaries on a consolidated basis, for any period, an amount equal to Consolidated Net Income for such period increased (without duplication) by the sum of: (i) Consolidated Income Tax Expense accrued for such period to the extent deducted in determining Consolidated Net Income for such period; (ii) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; and
(iii) depreciation, amortization and any other non-cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non-cash item (other than the management fees referred to in clause (viii) of the definition of "Consolidated Net Income") which requires the accrual of, or a reserve for, cash charges for any future period) of Mediacom Broadband LLC and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, and decreased by non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Mediacom Broadband LLC or the Trustee.

                  "Other Indebtedness" shall have the meaning ascribed thereto in Section 1017.

                  "Other Pari Passu Debt" means Indebtedness of Mediacom Broadband LLC or any Restricted Subsidiary that does not constitute Subordinated Obligations and that is not senior in right of payment to the Notes.

                  "Other Pari Passu Debt Pro Rata Share" means the amount of the applicable Available Asset Sale Proceeds obtained by multiplying the amount of such Available Asset Sale Proceeds by a fraction, (i) the numerator of which is the aggregate principal amount and/or accreted value, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale with respect to which Mediacom Broadband LLC or any Restricted Subsidiary is required to use Available Asset Sale Proceeds to repay or make an offer to purchase, prepay or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Notes outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount and/or accreted value, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale Offer with respect to which Mediacom Broadband LLC or any Restricted Subsidiary is required to use the applicable Available Asset Sale Proceeds to offer to repay or make an offer to purchase, prepay or repay.

                  "Other Permitted Liens" means: (i) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which an appropriate reserve or provision shall have been made in accordance with generally accepted accounting principles consistently applied; (ii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which an appropriate reserve or provision shall have been made in accordance with generally accepted accounting principles consistently applied; (iii) easements, rights of way, and other restrictions on use of property or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the property subject thereto or interfere with the ordinary conduct of the business of Mediacom Broadband LLC or its Subsidiaries; (iv) Liens related to Capitalized Lease Obligations, mortgage financings or purchase money obligations (including refinancings thereof), in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Mediacom Broadband LLC or any Restricted Subsidiary or a Related Business, provided that any such Lien encumbers only the asset or assets so financed, purchased, constructed or improved; (v) Liens resulting from the pledge by Mediacom Broadband LLC of Equity Interests in a Restricted Subsidiary in connection with the Subsidiary Credit Facility or a Future Subsidiary Credit Facility or in an Unrestricted Subsidiary in any circumstance, in each such case where recourse to Mediacom Broadband LLC is limited to the value of the Equity Interests so pledged; (vi) Liens resulting from the pledge by Mediacom Broadband LLC of intercompany indebtedness owed to Mediacom Broadband LLC in connection with the Subsidiary Credit Facility or a Future Subsidiary Credit Facility;
(vii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (viii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties);
(ix) leases or subleases granted to third Persons not interfering with the ordinary course of business of Mediacom Broadband LLC; (x) deposits made in the ordinary course of business to secure liability to insurance carriers; (xi) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xii) Liens on the assets of Mediacom Broadband LLC to secure hedging agreements with respect to Indebtedness permitted by this Indenture to be Incurred; (xiii) attachment or judgment Liens not giving rise to a Default or an Event of Default; and (xiv) any interest or title of a lessor under any capital lease or operating lease.

                  "Paying Agent" means an office or agency maintained by the Issuers within the City and State of New York where Notes may be presented for payment.

                  "Permitted Holder" means: (i) Rocco B. Commisso or his spouse or siblings, any of their lineal descendants and their spouses; (ii) any controlled Affiliate of any individual described in clause (i) above; (iii) in the event of the death or incompetence of any individual described in clause (i) above, such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date will beneficially own or have the right to acquire, directly or in-directly, Equity Interests in Mediacom Broadband LLC; (iv) any trust or trusts created for the benefit of each Person described in this definition, including any trust for the benefit of the parents or siblings of any individual described in clause (i) above; or (v) any trust for the benefit of any such trust.

                  "Permitted Indebtedness" shall have the meaning ascribed thereto in Section 1008.

                  "Permitted Investments" means: (i) Cash Equivalents; (ii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, perormance and other similar deposits; (iii) the extension of credit to vendors, suppliers and customers in the ordinary course of business; (iv) Investments existing as of the Issue Date, and any amendment, modification, extension or renewal thereof to the extent such amendment, modification, extension or renewal does not require Mediacom Broadband LLC or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (v) Hedging Agreements; (vi) any Investment for which the sole consideration provided is Equity Interests (other than Disqualified Equity Interests) of Mediacom Broadband LLC; (vii) any Investment consisting of a guarantee permitted under clause (e) of the second paragraph of Section 1008; (viii) Investments in Mediacom Broadband LLC, in any Wholly Owned Restricted Subsidiary or in any Controlled Subsidiary or any Person that, as a result of or in connection with such Investment, becomes a Wholly Owned Restricted Subsidiary or a Controlled Subsidiary or is merged with or into or consolidated with Mediacom Broadband LLC or a Wholly Owned Restricted Subsidiary or a Controlled Subsidiary; (ix) loans and advances to officers, directors and employees of Mediacom Communications, Mediacom Broadband LLC and the Restricted Subsidiaries for business-related travel expenses, moving expenses and other similar expenses in each case incurred in the ordinary course of business; (x) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Equity Interests) of Mediacom Broadband LLC; (xi) Related Business Investments; and (xii) other Investments made pursuant to this clause (xii) at any time, and from time to time, after the Issue Date, in addition to any Permitted Investments described in clauses (i) through (xi) above, in an aggregate amount at any one time outstanding not to exceed $25,000,000.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

                  "Preferred Equity Interest" means, in any Person, an Equity Interest of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

                  "Private Exchange" means the issuance by the Issuers of a like amount of Private Exchange Notes in exchange for Initial Notes or Additional Notes held by a Holder which holds Initial Notes or Additional Notes acquired by it that have, or that are reasonably likely to have, the status of an unsold allotment in an initial distribution, or which is not entitled to participate in the Exchange Offer, pursuant to the Registration Rights Agreement or similar agreement with respect to the Additional Notes.

                  "Private Exchange Notes" means the Issuers' 11% Senior Notes due 2013, if and when issued pursuant to a Private Exchange for Initial Notes or Additional Notes.

                  "Private Placement Legend" shall have the meaning ascribed thereto in Section 202.

                  "Productive Assets" means assets of a kind used or useable by Mediacom Broadband LLC and the Restricted Subsidiaries in any Related Business and specifically includes assets acquired through Asset Acquisitions (it being understood that "assets" may include Equity Interests in a Person that owns such Productive Assets; provided that after giving effect to such transaction, such Person would be a Restricted Subsidiary).


                  "QIB" shall have the meaning ascribed thereto under Rule 144A of the Securities Act.

                  "Redemption Date" shall have the meaning ascribed thereto in
Section 1103.

                  "refinancing" shall have the meaning ascribed thereto in
Section 1008.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of June 29, 2001 by and among Mediacom Broadband LLC, Mediacom Broadband Corporation and Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., BMO Nesbitt Burns Corp., Dresdner Kleinwort Wasserstein - Grantchester, Inc., Scotia Capital (USA), Inc., SunTrust Equitable Securities Corporation, BNY Capital Markets, Inc., and Mizuho International plc.

                  "Regular Record Date" means, with respect to any Interest Payment Date, the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Registration Statement" means either an Exchange Offer Registration Statement or a Shelf Registration Statement.

                  "Regulation S Global Note" shall have the meaning ascribed thereto in Section 201.

                  "Regulation S Note" shall have the meaning ascribed thereto in
Section 201.

                  "Reinvestment Date" shall have the meaning ascribed thereto in
Section 1013.

                  "Related Business" means a cable television, media and communications, telecommunications or data transmission business, and businesses ancillary, complementary or reasonably related thereto, and reasonable extensions thereof.

                  "Related Business Investment" means: (i) any capital expenditure or Investment, in each case related to the business of Mediacom Broadband LLC and its Restricted Subsidiaries as conducted on the date of this Indenture and as such business may thereafter evolve in the fields of Related Businesses; (ii) any Investment in any other Person (including, without limitation, any Affiliate of Mediacom Broadband LLC) primarily engaged in a Related Business; and (iii) any customary depos-its or earnest money payments made by Mediacom Broadband LLC or any Restricted Subsidiary in connection with or in contemplation of the acquisition of a Related Business.

                  "Required Filing Dates" shall have the meaning ascribed thereto in Section 1014.

                  "Restricted Payment" means: (i) any dividend (whether made in cash, property or securities) on or with respect to any Equity Interests of Mediacom Broadband LLC or of any Restricted Subsidiary (other than with respect to Disqualified Equity Interests and other than any dividend made to Mediacom Broadband LLC or another Restricted Subsidiary or any dividend payable in Equity Interests (other than Disqualified Equity Interests) in Mediacom Broadband LLC or any Restricted Subsidiary); (ii) any distribution (whether made in cash, property or securities) on or with respect to any Equity Interests of Mediacom Broadband LLC or of any Restricted Subsidiary (other than with respect to Disqualified Equity Interests and other than any distribution made to Mediacom Broadband LLC or another Restricted Subsidiary or any distribution payable in Equity Interests (other than Disqualified Equity Interests) in Mediacom Broadband LLC or any Restricted Subsidiary); (iii) any redemption, repurchase, retirement or other direct or indirect acquisition of any Equity Interests in Mediacom Broadband LLC (other than Disqualified Equity Interests), or any warrants, rights or options to purchase or acquire any such Equity Interests or any securities exchangeable for or convertible into any such Equity Interests;
(iv) any redemption, repurchase, retirement or other direct or indirect acquisition for value or other payment of principal, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligations; or (v) any Investment (but not including a Permitted Investment).

                  "Restricted Subsidiary" means any Subsidiary of Mediacom Broadband LLC that has not been designated by the Executive Committee of Mediacom Broadband LLC by a Committee Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to Section 1018. Any such designation may be revoked by a Committee Resolution delivered to the Trustee, subject to the provisions of such covenant.

                  "Restricted Subsidiary Guarantee" shall have the meaning ascribed thereto in Section 1017.

                  "Revocation" shall have the meaning ascribed thereto in
Section 1018.

                  "Rule 144A Global Note" shall have the meaning ascribed thereto in Section 201.

                  "Rule 144A Note" shall have the meaning ascribed thereto in
Section 201.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shelf Registration Statement" shall have the meaning ascribed thereto in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Restricted Subsidiary which at the time of determination had: (A) total assets which, as of the date of Mediacom Broadband LLC's most recent quarterly consolidated balance sheet, constituted at least 10% of Mediacom Broadband LLC's total assets on a consolidated basis as of such date; or (B) revenues for the three-month period ending on the date of Mediacom Broadband LLC's most recent quarterly consolidated statement of income which constituted at least 10% of Mediacom Broadband LLC's total revenues on a consolidated basis for such period; or (C) Subsidiary Operating Cash Flow for the three-month period ending on the date of Mediacom Broadband LLC's most recent quarterly consolidated statement of income which constituted at least 10% of Mediacom Broadband LLC's total Operating Cash Flow on a consolidated basis for such period.

                  "Special Interest Payment Date" shall have the meaning ascribed thereto in Section 311.

                  "Special Record Date" shall have the meaning ascribed thereto in Section 311.

                  "Special Redemption" shall have the meaning ascribed thereto in Section 1109.

                   "Specified Action" shall have the meaning ascribed thereto in
Section 1010.

                  "Specified Affilate Transaction" shall have the meaning ascribed thereto in Section 1009.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

                  "Subordinated Obligations" means, with respect to either of the Issuers, any Indebtedness of either of the Issuers which is expressly subordinated in right of payment to the Notes.

                  "Subsidiary" means with respect to any Person, any other Person the majority of whose voting stock, membership interests or other Voting Equity Interests is or are owned by such Person or another Subsidiary of such Person. Voting stock in a corporation is Equity Interests having voting power under ordinary circumstances to elect directors.

                  "Subsidiary Credit Facility" means the Mediacom Broadband Group Credit Agreement, together with all loan documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents), including any amendment (including any amendment and restatement), modification or supplement thereto or any refinancing, refunding, deferral, renewal, extension or replacement thereof (including, in any such case and without limitation, adding or removing Subsidiaries of Mediacom Broadband LLC as borrowers or guarantors thereunder), whether by the same or any other lender or group of lenders, pursuant to which (i) an aggregate amount of Indebtedness up to $1,400,000,000 may be Incurred pursuant to clause (c)(i) of the second paragraph of Section 1008 and (ii) any additional amount of Indebtedness in excess of $1,400,000,000 may be Incurred pursuant to the first paragraph or pursuant to clause (c)(ii) or any other applicable clause (other than clause
(c)(i)) of the second paragraph of Section 1008.

                  "Subsidiary Operating Cash Flow" means, with respect to any Subsidiary for any period, the "Operating Cash Flow" of such Subsidiary and its Subsidiaries for such period determined by utilizing all of the elements of the definition of "Operating Cash Flow" in this Indenture, including the defined terms used in such definition, consistently applied only to such Subsidiary and its Subsidiaries on a consolidated basis for such period.

                  "Successor Company" shall have the meaning ascribed thereto in
Section 801.


                  "Successor Guarantor" shall have the meaning ascribed thereto in Section 801.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 905.

                  "Trust Officer" means an officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Unrestricted Subsidiary" means any Subsidiary of Mediacom Broadband LLC designated as such pursuant to the provisions of Section 1018, and any Subsidiary of an Unrestricted Subsidiary. Any such designation may be revoked by a Committee Resolution delivered to the Trustee, subject to the provisions of such covenant.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Equity Interests" means Equity Interests in any Person with voting power under ordinary circumstances entitling the holders thereof to elect the Executive Committee, the board of managers, board of directors or other governing body of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary 99% or more of the outstanding Equity Interests of which (other than Equity Interests constituting directors' qualifying shares to the extent mandated by applicable law) are owned by Mediacom Broadband LLC or by one or more Wholly Owned Restricted Subsidiaries or by Mediacom Broadband LLC and one or more Wholly Owned Restricted Subsidiaries.

                  SECTION 102.  Compliance Certificates and Opinions.
                                ------------------------------------

                  Upon any application or request by the Issuers (an "Issuers' Request") to the Trustee to take any action under any provision of this Indenture, the Issuers and any other obligor on the Notes shall furnish to the Trustee an Officers' Certificate in form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided pursuant to Section 1016(a)) shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  SECTION 103.  Form of Documents Delivered to Trustee.
                                --------------------------------------

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Issuers or any other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuers or any other obligor on the Notes stating that the information with respect to such factual matters is in the possession of the Issuers or any other obligor on the Notes unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


                  SECTION 104.  Acts of Holders.
                                ---------------

                  (i) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 104.

                 (ii) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                (iii) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

                 (iv) If the Issuers shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a Committee Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. Notwithstanding TIA (S) 316(c), such record date shall be the record date specified in or pursuant to such Committee Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                  (v) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof (including in accordance with Section 310) in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

                  SECTION 105.  Notices, Etc., to Trustee and the Issuers.
                                -----------------------------------------

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by the Issuers or any other obligor on the Notes shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee and received at its Corporate Trust Office, Attention: Corporate Trust Administration, or

                  (2) the Issuers by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered, in writing, or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Issuers addressed to it and received at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Issuers.

                  SECTION 106.  Notice to Holders; Waiver.
                                -------------------------

                  Where this Indenture provides for notice of any event to Holders by the Issuers or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

                  If the Issuers mail any notice or communication to any Holder, they shall mail a copy to the Trustee at the same time.

                  SECTION 107.  Effect of Headings and Table of Contents.
                                ----------------------------------------

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 108.  Successors and Assigns.
                                ----------------------

                  All covenants and agreements in this Indenture by the Issuers shall bind each of their successors and assigns, whether so expressed or not.

                  SECTION 109.  Separability Clause.
                                -------------------

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 110.  Benefits of Indenture.
                                ---------------------

                  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, (other than the parties hereto, any agent and their successors hereunder and each of the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 111.  Governing Law.
                                -------------

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. UPON THE ISSUANCE OF THE EXCHANGE NOTES OR THE EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT, THIS INDENTURE SHALL BE SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE U.S. FEDERAL COURTS, IN

EACH CASE SITTING IN THE BOROUGH OF MANHATTAN, AND WAIVES ANY OBJECTION AS TO VENUE OR FORUM NON CONVENIENS.

                  SECTION 112.  Legal Holidays.
                                --------------

                  In any case where any interest payment date, any date established for payment of Defaulted Interest pursuant to Section 311 or Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date or date established for payment of Defaulted Interest pursuant to Section 311, Redemption Date, or at the Stated Maturity or maturity; provided that no interest shall accrue for the period from and after such interest payment date, Redemption Date or date established for payment of Defaulted Interest pursuant to Section 311, Stated Maturity or maturity, as the case may be, to the next succeeding Business Day.

                  SECTION 113. No Personal Liability of Directors, Officers, Employees, Stockholders or Incorporators.
                                ---------------------------------------------

                  No manager, director, officer, employee, member, shareholder, partner or incorporator of either Issuer or any Subsidiary, as such, shall have any liability for any obligations of the Issuers under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                  SECTION 114.  Counterparts.
                                ------------

                  This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

                  SECTION 115.  Communications by Holders with Other Holders.
                                --------------------------------------------

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Note Registrar and anyone else shall have the protection of TIA (S) 312(c).

                                   ARTICLE TWO
                                   NOTE FORMS

                  SECTION 201.  Forms Generally.
                                ---------------

                  The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to com-ply with applicable laws or the rules of any securities exchange or Depositary or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication.

          Initial Notes offered and sold to QIBs in the United States of America ("Rule 144A Note") shall be issued on the Issue Date, and Additional Notes offered and sold to QIBs in the United States of America shall be issued, in the form of a permanent global Note, without interest coupons, substantially in the form set forth in Sections 203 and 204 (the "Rule 144A Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes offered and sold in offshore transactions to Non-U.S. Persons (as defined in Regulation S under the Securities Act) ("Regulation S Note") in reliance on Regulation S shall be issued on the Issue Date, and Additional Notes offered and sold in offshore transactions to Non-U.S. Persons in reliance on Regulation S shall be issued, in the form of a global Note, without interest coupons, substantially in the form set forth in Sections 203 and 204 (the "Regulation S Global Note"). The Regulation S Global Note will be deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes subsequently offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) in the United States of America ("Institutional Accredited Investor Note") shall be issued, and Additional Notes offered and sold to institutional accredited investors in the United States of America shall be issued, in the form of one or more permanent certificated Notes substantially in the form set forth in Sections 203 and 204 (an "Institutional Accredited Investor Certificated Note"), duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Institutional Accredited Investor Certificated Notes may from time to time be increased or decreased as hereinafter provided.

          The Rule 144A Global Note and the Regulation S Global Note are sometimes collectively herein referred to as the "Global Notes."

          The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Issuers (or in the case of Mediacom Broadband LLC, of its sole member) executing such Notes, as evidenced by their execution of such Notes.

          SECTION 202.  Restrictive Legends.
                        -------------------

          Unless and until (i) an Initial Note or Additional Note is sold under an effective Registration Statement or (ii) an Initial Note or Additional Note is exchanged for an Exchange Note in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, such Rule 144A Global Note and the Institutional Accredited Investor Certificated Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUERS THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(k) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO THE ISSUERS OR THEIR RESPECTIVE SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (3) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2),
     (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING VARIOUS REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE),
     (4) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE

     144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUERS OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (5) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

          The Regulation S Global Note shall bear the following legend on the face thereof:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) BY ITS ACCEPTANCE HEREOF AGREES FOR THE BENEFIT OF THE ISSUERS THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(k) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO THE ISSUERS OR THEIR RESPECTIVE SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (3) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING VARIOUS REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (4) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN

     ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUERS OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (5) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          The Global Notes, whether or not an Initial Note or Additional Note, shall also bear the following legend on the face thereof:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND

     TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

          SECTION 203.    Form of Note.
                          ------------

                          11% Senior Notes due 2013

No. ___                                     Principal Amount $__________________

                                                             CUSIP NO.__________

          Mediacom Broadband LLC, a Delaware limited liability company, and Mediacom Broadband Corporation, a Delaware corporation, as joint and several obligors promise to pay to, or registered assigns, the principal sum of ____________ Dollars on July 15, 2013.

          Interest Payment Dates: January 15 and July 15

          Record Dates: January 1 and July 1

          This Note shall bear interest from June 29, 2001 through July 15,
2013.

          Additional provisions of this Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their authorized Officers.

                                   MEDIACOM BROADBAND LLC

                                   By:   Mediacom Communications Corporation,
                                            its Managing Member


                                   By:   _______________________________________
                                         Name:
                                         Title:


                                   By:   _______________________________________
                                         Name:
                                         Title:


                                   MEDIACOM BROADBAND CORPORATION


                                   By:   _______________________________________
                                         Name:
                                         Title:


                                   By:   _______________________________________
                                         Name:
                                         Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:                , 2001

                  This is one of the Notes referred to in the within-mentioned Indenture.

                                                     THE BANK OF NEW YORK,

                                                     as Trustee

                                                     By:
                                                           --------------------
                                                           Authorized Signatory

                      [FORM OF REVERSE SIDE OF SENIOR NOTE]

                            11% Senior Notes due 2013

1.       Interest
         --------

                  Mediacom Broadband LLC, a Delaware limited liability company, and Mediacom Broadband Corporation, a Delaware corporation (such entities, and their successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note as described below.

                  Interest on the 11% Senior Notes due 2013 (the "Notes") will accrue at a rate of 11% per annum, payable semiannually, to Holders of record on each January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing January 15, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.       Additional Interest
         -------------------

                  The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated as of June 29, 2001 by and among the Issuers and the initial purchasers of the Notes. Capitalized terms used in this paragraph 2 but not defined herein have the meanings assigned to them in the Registration Rights Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 180th day following the date of the original issuance of the Notes, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 300/th/ day following the date of the original issuance of the Notes, (iii) the Registered Exchange Offer has not been consummated on or prior to the 360/th/ day following the date of the original issuance of the Notes, (iv) notwithstanding the fact that the Issuers have or may consummate a Registered Exchange Offer, the Issuers are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the 180/th/ day following the date when the Issuers first become obligated to file such Shelf Registration Statement, (v) notwithstanding the fact that the Issuers have or may consummate a Registered Exchange Offer, the Issuers are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective on or prior to the 300/th/ day following the date when the Issuers first become obligated to file such Shelf Registration Statement, or (vi) after the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with exchanges or resales, as the case may be, of the Notes at any time that the Issuers are obligated to maintain the effectiveness thereof pursuant to the Registration Rights Agreement (each such event referred to in clauses (i) through (vi) above being referred to herein as a "Registration Default"), interest ("Additional Interest") shall accrue (in addition to stated interest on the Notes) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.25% of the principal amount of the Notes; provided, however, that such rate per annum shall increase by an additional 0.25% per annum from and including the 91/st/ day after the first such Registration Default (and each successive 91/st/ day thereafter) unless and until all Registration Defaults have been cured; provided further, however, that in no event shall the Additional Interest accrue at a rate in excess of 1.00% per annum. The Additional Interest will be payable in cash semiannually in arrears each interest payment date. Whenever in this Note or in the Indenture a reference is made to interest on the Notes, such reference shall be deemed to also be a reference to Additional Interest, if any, due on the Notes.

3.       Method of Payment
         -----------------

                  By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on the Notes is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuers will pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the interest payment date even if the Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuers may pay interest by check payable in such money. The Issuers may mail an interest check to a Holder's registered address; provided that all payments with respect to global Notes and certificated Notes the Holders of which have given written wire transfer instructions to the Trustee by no later than five Business Days prior to the relevant payment date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

4.       Trustee, Paying Agent and Registrar
         -----------------------------------

                  Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Trustee, Paying Agent and Note Registrar. The Issuers may appoint and change any Paying Agent, Note Registrar or co-registrar without notice to any Holder of the Notes.

5.       Indenture
         ---------

                  The Issuers issued the Notes under an Indenture dated as of June 29, 2001 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (s).(s). 77aaa-77bbbb) (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and the TIA for a statement of those terms.

                  The Notes are unsecured senior obligations of the Issuers limited to $400,000,000 aggregate principal amount at maturity, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 307, 310, 906, 1012, 1013 or 1108 or pursuant to an Exchange Offer or Private Exchange Offer, and, subject to compliance with the covenants contained in this Indenture, including Section 1008 as a new Incurrence of Indebtedness by the Issuers, up to $400,000,000 aggregate principal amount of Addi-tional Notes having substantially identical terms and conditions as the Initial Notes. This Note is one of the Initial2 Notes referred to in the Indenture. The Notes include the Notes and any Exchange Notes or Private Exchange Notes issued in exchange for the Initial Notes or Additional Notes pursuant to the Indenture. The Initial Notes, the Additional Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Issuers, and the Issuers' Restricted Subsidiaries, the payment of dividends on, and the purchase or redemption of Equity Interests of Mediacom Broadband LLC and its Restricted Subsidiaries, the sale or transfer of assets, investments of Mediacom Broadband LLC and its Restricted Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of Mediacom Broadband LLC and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

6.       Optional Redemption
         -------------------

                  Except as set forth below, the Notes are not redeemable prior to July 15, 2006. Thereafter, the Notes will be redeemable, in whole or in part, from time to time at the option of the Issuers, on not less than 30 and not more than 60 days' notice prior to the redemption date by first class mail to each holder of Notes to be redeemed at such holder's address appearing in the Note Register maintained by the Note Registrar at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve-month period beginning with July 15 in the year indicated below, in each case together with accrued and unpaid interest and Additional Interest, if any, thereon to the date of redemption:

                  Period                            Redemption Price
                  ------                            ----------------
                  2006...........................       105.500%
                  2007...........................       103.667%
                  2008...........................       101.833%
                  2009 and thereafter............       100.000%

                  In addition, at any time and from time to time, on or prior to July 15, 2004, the Issuers may redeem up to 35% of the original principal amount of the Notes (calculated to give effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings, at a redemption price in cash equal to 111% of the principal to be redeemed plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of redemption; provided that at least 65% of the original principal amount of the Notes (as so calculated) remains outstanding after each such redemption. Any such redemption will be required to occur within 90 days following the closing of any such Equity Offering.

______________________
2       Include only for the Initial Notes or Additional Notes.

7.       Selection
         ---------

                  If fewer than all the Notes are to be redeemed, the Trustee will select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, on a pro rata basis or by lot or by such other method that the Trustee deems to be fair and equitable to Holders; provided that, if a partial redemption is made with the proceeds of any Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed and a new Note or Notes in principal amount equal to the unredeemed principal portion thereof will be issued; provided that no Notes of a principal amount of $1,000 or less shall be redeemed in part. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

8.       Change of Control
         -----------------

                  Upon the occurrence of a Change of Control, each holder of Notes shall have the right to require the Issuers to repurchase all or any part of such Holder's Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

9.       Denominations; Transfer; Exchange
         ---------------------------------

                  The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer of or exchange of (i) any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of redemption of Notes to be redeemed and ending on the date of such selection or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

10.      Persons Deemed Owners
         ---------------------

                  The registered holder of this Note may be treated as the owner of it for all purposes.

11.      Unclaimed Money
         ---------------

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12.      Defeasance
         ----------

                  Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be. The Issuers in their sole discretion can defease the Notes.

13.      Amendment, Waiver
         -----------------

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes or the Restricted Subsidiary Guarantees may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without the consent of any Noteholder, the Issuers and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article Eight of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Issuers, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Noteholder.

14.      Defaults and Remedies
         --------------------

                  Under the Indenture, Events of Default include (i) a default in the payment of principal of, or premium, if any, on the Notes when due at their Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (ii) a default in any payment of interest or Additional Interest, if any, on the Notes when due, continued for 30 days, (iii) the failure by either of the Issuers or the Guarantors to comply for 60 days after written notice by holders of not less than 25% in principal amount of the Notes then outstanding with any other covenant, representation, warranty or other agreement contained in the Indenture or the Notes, (iv) default in the payment at maturity (continued for the longer of any applicable grace period or 30 days) of any Indebtedness aggregating $25,000,000 or more of the Issuers or any Significant Subsidiary or any group of Restricted Subsidiaries of Mediacom Broadband LLC which, if merged into each other, would constitute a Significant Subsidiary, or the acceleration of any such Indebtedness which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within 30 days after written notice by the holders of not less than 25% in principal amount of the Notes then outstanding, (v) any final judgment or judgments for the payment of money in excess of $25,000,000 (net of amounts covered by insurance) is rendered against the Issuers or a Significant Subsidiary or any group of Restricted Subsidiaries of Mediacom Broadband LLC, which, if merged into each other, would constitute a Significant Subsidiary, and such judgment or judgments remain undischarged for any period of 60 consecutive days, during which a stay of enforcement of such judgment shall not be in effect, (vi) the guarantee of any Guarantor ceasing to be in full force and effect or (vii) any failure to perform or comply with the provisions of the Escrow Agreement or Sections 1019 or 1109 of the Indenture. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default. The failure by any Re-stricted Subsidiary Guarantee to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor to deny or disaffirm its obligations under the Indenture or any Restricted Subsidiary Guarantee shall also be an Event of Default.

          If an Event of Default occurs and is continuing (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization), the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. Under limited circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences. Notwithstanding the foregoing, in the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes shall be due and payable immediately without further action or notice.

          Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal interest) if it determines that withholding notice is in their interest.

15.   Trustee Dealings with the Issuers
      ---------------------------------

          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their affiliates and may otherwise deal with the Issuers or their affiliates with the same rights it would have if it were not Trustee.

16.   No Recourse Against Others
      --------------------------

          A manager, director, officer, employee, member, shareholder, partner or incorporator of either Issuer or any Subsidiary, as such, shall not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability.

17.   Authentication
      --------------

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.   Abbreviations
      -------------

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.   CUSIP Numbers
      -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.   Governing Law
      -------------

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY
LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

21.   Restricted Subsidiary Guarantees
      --------------------------------

          This Note may after the date hereof be entitled to certain Restricted Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for the terms of any Restricted Subsidiary Guarantee.

          Mediacom Broadband LLC will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture. Requests may be made to:

          Mediacom Broadband LLC
          100 Crystal Run Road
          Middletown, New York 10941
          Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)


_______________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.


_______________________________________________________________________________


Date:  ________________________        Your Signature:______________________

Signature Guarantee: _______________________________________________________
                      (Signature must be guaranteed)


_______________________________________________________________________________


Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for, STAMP), pursuant to SEC Rule 17Ad-15.

[In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

         1 [_]  required for the undersigned's own account, without transfer; or

         2 [_]  transferred to the Issuers; or

         3 [_] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         4 [_] transferred pursuant to an effective registration statement under the Securities Act of 1933; or

         5 [_] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933 (provided that the holder of such Note shall have furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 309 of the Indenture)); or

         6 [_] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 309 of the Indenture); or

         7 [_] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Issuers may require to the extent provided in this Indenture, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Issuers may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                            ____________________________________
                                                           Signature

Signature Guarantee:


_______________________________________
(Signature must be guaranteed)


_______________________________________
Signature



The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be ap-proved by the Note Registrar in addition to or substitution for STAMP, pursuant to SEC Rule 17Ad-15.]/3/





____________________________________
/3/ Include only for the Initial Notes, Additional Notes and Private Exchange Notes.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


    The following increases or decreases in this Global Note have been made:


          Amount of decrease in     Amount of increase in     Principal Amount of this    Signature of authorized
Date of   Principal Amount of this  Principal Amount of this  Global Note following such  signatory of Trustee or
Exchange  Global Note               Global Note               decrease or increase        Notes custodian
--------  ------------------------  ------------------------  --------------------------  -----------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Issuers pursuant to Section 1012 or 1013 of the Indenture, check the box:[_]



          If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 1012 or 1013 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $_______________.

Date:  ________________    Your Signature: _____________________________________
                                           (Sign exactly as your name appears on
                                           the other side of the Note)

Signature Guarantee: ___________________________________________________________
                     (Signature must be guaranteed)



The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for STAMP, pursuant to SEC Rule 17Ad-15.

          SECTION 204.   Form of Trustee's Certificate of Authentication.
                         -----------------------------------------------

          The Trustee's certificate of authentication shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

     This is one of the Notes referred to in the within-mentioned Indenture.

                                     THE BANK OF NEW YORK, as Trustee


                                     By ________________________________________
                                        Authorized Signatory

                                 ARTICLE THREE
                                   THE NOTES

          SECTION 301.   Title and Terms.
                         ---------------

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $400,000,000 aggregate principal amount at maturity of Initial Notes, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 307, 310, 906, 1012, 1013 or
1108, pursuant to an Exchange Offer or pursuant to a Private Exchange Offer, and, subject to compliance with the covenants contained in this Indenture, including Section 1008 as a new Incurrence of Indebtedness by the Issuers, up to $400,000,000 aggregate principal amount of additional Notes (the "Additional Notes") having substantially identical terms and conditions to the Initial Notes. Any Additional Notes shall constitute part of the same issue as the Initial Notes offered on the date of this Indenture.

          The Initial Notes and the Additional Notes shall be known and designated as the "11% Senior Notes due 2013," and the Exchange Notes shall be known and designated as the "11% Senior Notes due 2013," in each case, of the Issuers. The Notes will initially be issued in an aggregate principal amount of $400,000,000 with a Stated Maturity of July 15, 2013. Interest on the Notes will accrue at a rate per annum of 11% and will be payable semiannually in cash and in arrears to the Holders of record on each January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing January 15, 2002. Interest on the Notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from June 29, 2001. All references to the principal amount of the Notes herein are references to the principal amount at final maturity. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal thereof is paid or duly provided for Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

          The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Issuers maintained for such purpose in the Borough of Manhattan, The City of New York, or at such other office or agency of the Issuers as may be maintained for such purpose; provided, however, that, at the option of the Issuers, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.

          Holders shall have the right to require the Issuers to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to
Section 1012 and in connection with an Excess Proceeds Offer as provided in
Section 1013.

          The Notes may be subject to Special Redemption repurchase by the Issuers as provided in Section 1109.

          The Notes shall be redeemable as provided in Article Eleven and in the Notes.

          SECTION 302.   Denominations.
                         -------------

          The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 303.   Execution, Authentication, Delivery and Dating.
                         ----------------------------------------------

          The Notes shall be executed by each of the Issuers by two Officers. The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuers (or in the case of Mediacom Broadband LLC, of its sole member) shall bind the Issuers, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Initial Notes or Additional Notes executed by the Issuers to the Trustee for authentication, together with an order for the authentication and delivery of such Notes (the "Authentication Order"), and the Trustee in accordance with such Authentication Order shall authenticate and deliver such Initial Notes or Additional Notes directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Authentication Order shall authenticate and deliver such Initial Notes or Additional Notes. Upon receipt of the Authentication Order, the Trustee shall authenticate for original issue Exchange Notes and Private Exchange Notes; provided that such Exchange Notes and Private Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes or Additional Notes of a like aggregate principal amount. The Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Issuers that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Initial Notes, Additional Notes, Exchange Notes or Private Exchange Notes is to be authenticated.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case either of the Issuers, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of substantially all of its assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which such Issuer shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the Issuers' Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

          The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with the Issuers and their Affiliates hereunder.

          SECTION 304.   Temporary Notes.
                         ---------------

          Pending the preparation of definitive Notes, the Issuers may execute, and upon Authentication Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination. Temporary Notes shall be substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Issuers will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 305.   Registration, Registration of Transfer and Exchange.
                         ---------------------------------------------------

          The Issuers shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

                  Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 1002, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

                  Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

                  At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination (not less than $1,000) and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes or Additional Notes for Exchange Notes or Private Exchange Notes), the Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that (i) no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the SEC, the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the SEC and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee and (ii) no exchange of Additional Notes for Exchange Notes shall occur until a registration statement shall have been declared effective by the SEC, the Trustee shall have received an Officers' Certificate confirming that the registration statement has been declared effective by the SEC and the Additional Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuers and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1012, or 1108, not involving any transfer.

                  The Note Register shall be in written form in the English language or in any other form including computerized records, capable of being converted into such form within a reasonable time.

                  SECTION 306.  Book-Entry Provisions for Global Notes.
                                --------------------------------------

                  (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such global Note or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Notes in definitive form ("Certificated Notes") in exchange for their beneficial interests in a Global Note upon written request in accordance with the Depositary's and the Note Registrar's procedures. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Issuers within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depositary.

                  (c) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (b) of this Section to beneficial owners who are required to hold Certificated Notes, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

                  (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

                  (e) Any Certificated Note delivered in exchange for an interest in a Global Note pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (c) of Section 307, bear the applicable legend regarding transfer restrictions applicable to the Certificated Note set forth in Section 202.

                  (f) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  SECTION 307.  Special Transfer Provisions.
                                ---------------------------

                  (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the expiration of the Resale Restriction Termination Date (as defined in Section 202):

                  (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB (as defined herein) shall be made upon the representation of the transferee that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                 (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an institutional accredited investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 308 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of certification and/or other information satisfactory to each of them;

                (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 309 from the transferor and, if requested by the Issuers or the Trustee, the delivery of certification and/or other information satisfactory to each of them; and

                 (iv) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein pursuant to any other available exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 under the Securities Act, shall be made upon receipt by the Trustee or its agent, if requested by the Issuers or the Trustee, of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Distribution Compliance Period:

                  (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer", within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                 (ii) a transfer of a Regulation S Note or a beneficial interest therein to an institutional accredited investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 308 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of certification and/or other information satisfactory to each of them;

                (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in
         Section 309 from the transferor and, if requested by the Issuers or the Trustee, receipt by the Trustee or its agent of certification and/or other information satisfactory to each of them; and

                 (iv) a transfer of a Regulation S Note or a beneficial interest therein pursuant to any other available exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 under the Securities Act, shall be made upon receipt by the Trustee or its agent, if requested by the Issuers or the Trustee, of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  Prior to or on the expiration of the Distribution Compliance Period, beneficial interests in a Regulation S Global Note may only be held through Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream") (as indirect participants in DTC) or another agent member of Euroclear and Clearstream acting for and on behalf of them, unless exchanged for interests in the Rule 144A Global Note in accordance with the certification requirements hereof. During the Distribution Compliance Period, interests in the Regulation S Global Note, if any, may be exchanged for interests in the Rule 144A Global Note or for Certificated Notes only in accordance with the requirements described in
Section 201.

                  After the expiration of the Distribution Compliance Period, interests in the Regulation S Note may be transferred without requiring certification set forth in Section 308 or 309 or any additional certification.

                  (c) Private Placement Legend. Upon the transfer, exchange or
                      ------------------------
replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) General.  By its acceptance of any Note bearing the
                      -------
Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  (e) The Issuers shall deliver to the Trustee an Officers' Certificate setting forth the dates on which the Distribution Compliance Period terminates.

                  The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this
Section 307. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

                  (f) No Obligation of the Trustee. (i) The Trustee shall have
                      ----------------------------
no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to any ownership interest in the Notes, with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global
Note). The rights of beneficial owners in any Global Note in global form shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected and indemnified pursuant to Section 607 in relying upon information furnished by the Depositary with respect to any beneficial owners, its members and participants.

                 (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including without limitation any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation of evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 308. Form of Certificate to Be Delivered in Connection with Transfers to Institutional Accredited Investors.
                                ------------------------------------------

                                     [date]

MEDIACOM BROADBAND LLC
MEDIACOM BROADBAND CORPORATION
c/o  The Bank of New York, as Trustee
101 Barclay Street
New York, NY 10286
Attention: Corporate Trust Administration

Ladies and Gentlemen:

                  This certificate is delivered to request a transfer of $_______ principal amount of the 11% Senior Notes due 2013 (the "Notes") of Mediacom Broadband LLC and Mediacom Broadband Corporation (the "Issuers").

                  Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                  Name:
                  Address:
                  Taxpayer ID Number:

                  The undersigned represents and warrants to you that:

                  (1) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of an institutional "accredited investor," and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  (2) We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the expiration of the holding period applicable thereto under Rule 144(k) under the Securities Act which is applicable to this security (the "Resale Restriction Termination Date") other than (1) to the Issuers or their respective Subsidiaries, (2) so long as this security is eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person who the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer, in each case to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the certificate of transfer on the reverse of the security if this security is not in book-entry form), (3) inside the United States to an institutional "accredited investor" (as defined in Rule 501(a) (1), (2), (3) or
(7) under the Securities Act) that, prior to such transfer, furnishes to the Trustee a signed letter containing various representations and agreements (the form of which letter can be obtained from the trustee), (4) to a non-"U.S. Person" in an "offshore transaction" (as such terms are defined in Regulation S under the Securities Act) in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the certificate of transfer on the reverse of the security if the security is not in book-entry form), (5) pursuant to any other available exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 under the Securities Act, if available, or (6) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control, and subject to the right of the Issuers or the Trustee for the Notes prior to any such sale, pledge or other transfer pursuant to clause (5) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

                                                TRANSFEREE:
                                                           ---------------------


                                                BY:
                                                   -----------------------------


Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:

        Name                    Address               Taxpayer ID Number:
        ----                    -------               -------------------

Very truly yours,

[Name of Transferor]


By:
     ---------------------------------          ------------------------------
       Name:                                    Signature Medallion Guaranteed
       Title:

                  SECTION 309. Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S.
                                --------------------------------------

                                     [date]

The Bank of New York, as Trustee
101 Barclay Street
New York, NY 10286
Attention: Corporate Trust Administration

                  Re: Mediacom Broadband LLC and Mediacom Broadband Corporation (the "Issuers") 11% Senior Notes due 2013
                                            ---------
                           (the "Notes")
                           -----------------------------------------------------

Ladies and Gentlemen:

                  In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (a) the offer of the Notes was not made to a person in the United States;

                  (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.


                  In addition, if the sale is made during a distribution compliance period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

                  You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]


By:
     ------------------------------         ------------------------------------
       Authorized Signature                 Signature Medallion Guaranteed

                  SECTION 310.  Mutilated, Destroyed, Lost and Stolen Notes.
                                -------------------------------------------

                  If (i) any mutilated Note is surrendered to the Trustee, or
(ii) the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuers and the Trustee such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and upon Authentication Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.

                  Upon the issuance of any new Note under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

                  Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 311.  Payment of Interest; Interest Rights Preserved.
                                ----------------------------------------------

                  Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more prede-cessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may at the Issuers' option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 312, to the address of such Person as it appears in the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Whenever in this Indenture or the Notes a reference is made to interest on the Notes, such reference shall be deemed to also be a reference to Additional Interest, if any, due on the Notes.

                  Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Issuers, at their election in each case, as provided in clause (a) or (b) below:

                  (a) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date, and in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  SECTION 312.  Persons Deemed Owners.
                                ---------------------

                  Prior to the due presentment of a Note for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 311) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuers, the Trustee nor any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

                  SECTION 313.  Cancellation.
                                ------------

                  All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. If the Issuers shall acquire any of the Notes other than as set forth in the preceding sentence, the acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 313. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

                  SECTION 314.  Computation of Interest.
                                -----------------------

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 315.  CUSIP Numbers.
                                -------------

                  The Issuers in issuing Notes may use "CUSIP" numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such "CUSIP" numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers, either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP numbers. The Issuers will promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

                  SECTION 401.  Satisfaction and Discharge of Indenture.
                                ---------------------------------------

                  This Indenture shall upon the Issuers' Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

                  (i)      either

                           (A) all Notes theretofore authenticated and delivered
                  (other than (1) Notes which have been lost, stolen or destroyed and which have been replaced or paid as provided in
                  Section 310 and (2) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                           (B) all Notes not theretofore delivered to the Trustee for cancellation

                               (1) have become due and payable by reason of the making of a notice of redemption or otherwise; or

                               (2) will become due and payable at their Stated Maturity within one year; or

                               (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers in the case of (1), (2) or (3) above, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in cash or U.S. Government Obligations sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                 (ii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which the Issuers is a party or by which it is bound;

                (iii) the Issuers have paid or caused to be paid all sums payable hereunder by the Issuers in connection with all the Notes including all fees and expenses of the Trustee;


                 (iv) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be; and

                  (v) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the termination of the Issuers' obligation hereunder have been satisfied.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (i) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive any such satisfaction and discharge.

                  SECTION 402. Application of Trust Money.
                               --------------------------
                  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE
                                    REMEDIES

                  SECTION 501. Events of Default.
                               -----------------

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) a default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;


                 (ii) a default in any payment of interest or Additional Interest, if any, on any Note when due, continued for 30 days;

                (iii) the failure by either of the Issuers or any Guarantor to comply for 60 days after written notice by holders of not less than 25% in principal amount of the Notes then outstanding with any other covenant, representation, warranty or other agreement contained in this Indenture or the Notes;

                 (iv) default in the payment at maturity (continued for the longer of any applicable grace period or 30 days) of any Indebtedness aggregating $25,000,000 or more of the Issuers or any Significant Subsidiary or any group of Restricted Subsidiaries of Mediacom Broadband LLC which, if merged into each other, would constitute a Significant Subsidiary, or the acceleration of any such Indebtedness which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within 30 days after the written notice by the holders of not less than 25% in principal amount of the Notes then outstanding;

                  (v) any final judgment or judgments for the payment of money in excess of $25,000,000 (net of amounts covered by insurance) is rendered against the Issuers or any Significant Subsidiary or any group of Restricted Subsidiaries of Mediacom Broadband LLC, which, if merged into each other, would constitute a Significant Subsidiary, and such judgment or judgements remain undischarged for any period of 60 consecutive days, during which a stay of enforcement of such judgment shall not be in effect;

                 (vi) either of the Issuers or a Significant Subsidiary or any group of Restricted Subsidiaries of Mediacom Broadband LLC which, if merged into each other, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                      (A) commences a voluntary case;

                      (B) consents to the entry of an order for relief against
               it in an involuntary case;

                      (C) consents to the appointment of a custodian of it or
               for all or substantially all of its property;

                      (D) makes a general assignment for the benefit of its
               creditors;

         or takes any comparable action under any foreign laws relating to insolvency; or

                (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against either of the Issuers or any
               Significant Subsidiary or any group of Restricted Subsidiaries of Mediacom Broadband LLC which, if merged into each other, would constitute a Significant Subsidiary, in an involuntary case;

                    (B) appoints a custodian of either of the Issuers or any
               Significant Subsidiary or any group of Restricted Subsidiaries of Mediacom Broadband LLC which, if merged into each other, would constitute a Significant Subsidiary, for all or substantially all of its property; or

                    (C) orders the winding up or liquidation of either of the
               Issuers or any Significant Subsidiary or any group of Restricted Subsidiaries of Mediacom Broadband LLC which, if merged into each other, would constitute a Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 90 consecutive days;

               (viii) the guarantee of any Guarantor ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Guarantor denies or disaffirms its obligations under this Indenture or the guarantee of such Guarantor; or

                 (ix) the failure by the Issuers to (i) comply with any covenant, representation, warranty or other agreement contained in the Escrow Agreement or (ii) comply with the terms of Section 1019 or 1109 of this Indenture.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The Issuers are required to deliver to the Trustee, within 120 days after the end of each fiscal year of Mediacom Broadband LLC, in accordance with Section 1016, an Officers' Certificate stating whether or not the signers know of any Event of Default, a description of the Event of Default and its status and what action the Issuers are taking or propose to take in respect thereof.

                  If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder, in accordance with
         Section 6.02, notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders of the Notes.

                SECTION 502. Acceleration of Maturity; Rescission and Annulment.
                             --------------------------------------------------

                If an Event of Default (other than by reason of an Event of Default specified in clause (vi) or (vii) of the first paragraph of Section 501) occurs and is continuing, the Trustee by notice to the Issuers or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare the principal and accrued and unpaid interest on all the Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by Holders). Upon the effectiveness of such declaration, such principal will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (vi) or (vii) of the first paragraph of Section 501 occurs and is continuing, then the principal amount of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                The Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived (except nonpayment of principal, interest and premium, if any, that has become due solely because of acceleration). The Trustee may rely upon such notice of rescission without any independent investigation as to the satisfaction of the conditions in the preceding sentence. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                SECTION 503. Collection of Indebtedness and Suits for
                             Enforcement by Trustee.
                             ----------------------------------------

                If an Event of Default specified in clause (i) or (ii) of the first paragraph of Section 501 occurs and is continuing, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon the Notes, wherever situated.

                If an Event of Default occurs and is continuing the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, subject however to Section 513. No recovery of any such judgment upon any property of the Issuers shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

                SECTION 504. Trustee May File Proofs of Claim.
                             --------------------------------

                In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor, upon the Notes or the property of the Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any), interest and Additional Interest, if any, owing and unpaid in respect of the Notes, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents and take such other actions as the Trustee (including, participation as a member of any creditors committee) may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

            SECTION 505. Trustee May Enforce Claims Without Possession of Notes.
                         ------------------------------------------------------

            All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

            SECTION 506. Application of Money Collected.
                         ------------------------------

            Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST: To the payment of all amounts due the Trustee under
          Section 607;

               SECOND: To the payment of the amounts then due and unpaid for principal of (and premium and Additional Interest, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium and Additional Interest, if any), and interest, respectively; and


               THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Issuers or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

               SECTION 507. Limitation on Suits.
                            -------------------

               Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to this Indenture or the Notes unless:

               (i) such holder has previously given the Trustee notice that an Event of Default is continuing;

               (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

               (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

               (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

               (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Note, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

               SECTION 508. Unconditional Right of Holders to Receive Principal,
                            Premium and Interest.
                            ----------------------------------------------------
               Notwithstanding any other provision in this Indenture the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 311) interest and Additional Interest, if any, on such Note on the respective Stated Maturi-ties expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or repurchase) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.



          SECTION 509. Restoration of Rights and Remedies.
                       -----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, any other obligor on the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510. Rights and Remedies Cumulative.
                       ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 310, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511. Delay or Omission Not Waiver.
                       ----------------------------

          No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512. Control by Holders.
                       ------------------

          Subject to Section 908, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, provided that

          (i) such direction shall not be in conflict with any rule of law or this Indenture;

          (ii) the Trustee need not take any action which might be unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability; and

          (iii) subject to the provisions of TIA (S) 315, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.


          SECTION 513. Waiver of Past Defaults.
                       -----------------------

          Subject to Sections 508 and 902, the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) may on behalf of the Holders of all the Notes, by written notice to the Trustee, waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, on or the principal of, any such Note held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of the Holders of each outstanding Note affected thereby.

          In the event that any Event of Default specified in clause (iv) of the first paragraph of Section 501 shall have occurred and be continuing, such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 30 days after such Event of Default arose (i) the Indebtedness that is the basis for such Event of Default has been discharged, or
(ii) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (iii) if the Default that is the basis for such Event of Default has been cured.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          SECTION 514. Undertaking for Costs.
                       ---------------------

          All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest or Additional Interest, if any, on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

                                   ARTICLE SIX
                                   THE TRUSTEE

          SECTION 601. Certain Duties and Responsibilities.
                       -----------------------------------

          (a) Except during the continuance of a Default or an Event of Default,


          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and the Trustee shoulld not be liable except for the performance of such duties as specifically set forth in this Indenture and no others; and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are required to be delivered to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

          (b) In case a Default or an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee of the Issuers, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (i) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture, and

          (iv) the Trustee shall not be required to examine any of the reports, information or documents filed with it pursuant to Section 1014 to determine whether there has been any breach of the covenants of the Issuers set forth in Sections 1004 through 1013.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the TIA.


          SECTION 602. Notice of Defaults.
                       ------------------

          Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA (S) 313(c), notice of such Default hereunder actually known to a Trust Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless and until the Trustee shall have received written notice thereof from the Issuers at its principal Corporate Trust Office as specified in Section 105, except in the case of an Event of Default under clause (i) or (ii) of the first paragraph of Section 501 (provided that the Trustee is the Paying Agent).

          SECTION 603. Certain Rights of Trustee.
                       -------------------------

          (a)   Subject to the provisions of TIA (S)(S) 315(a) through 315(d):

          (i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon (whether in its original or facsimile form) any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee need not investigate any fact or matter stated in the documents;

          (ii) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by a Issuers' Request or Authentication Order and any resolution of the Executive Committee may be sufficiently evidenced by a Committee Resolution;

          (iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on its part, request and rely upon an Officers' Certificate or an Opinion of Counsel and shall not liable for any action it takes or omits to take in good faith reliance on such Officers' Certificate or Opinion of Counsel;

          (iv) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

          (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney;

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (viii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence;

          (ix) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

          (x) the Trustee may request that the Issuers deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          (b) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 604. Trustee Not Responsible for Recitals or Issuance of
                       Notes.
                       ---------------------------------------------------

          The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness and it shall not be responsible for Mediacom Broadband LLC's use of the proceeds from the Notes. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Issuers are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuers of the proceeds of the Notes.

          SECTION 605. May Hold Notes.
                       --------------

          The Trustee, any Paying Agent, any Note Registrar, any authenticating agent or any other agent of the Issuers or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA
(S)(S) 310(b) and 311, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar, authenticating agent or such other agent.

          SECTION 606. Money Held in Trust.
                       -------------------

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.

          SECTION 607. Compensation and Reimbursement.
                       ------------------------------

          The Issuers agree:

          (i) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Issuers and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, consultants and counsel and costs and expenses of collection), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (iii) to indemnify each of the Trustee or any predecessor Trustee (and their respective directors, officers, stockholders, employees and agents) for, and to hold them harm less against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim (whether asserted by the Issuers, a Holder or any other Person) or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder.

          The obligations of the Issuers under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the

          Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Issuers, the Trustee shall have a lien prior to the Holders of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (vi) or (vii) of Section 501, the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture.

          SECTION 608. Corporate Trustee Required; Eligibility.
                       ---------------------------------------

          There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA (S) 310(a)(1), and which may have an office in The City of New York and shall have individually, or on a consolidated basis with a bank holding company of which it is a direct or indirect wholly owned subsidiary, a combined capital and surplus of at least $50,000,000. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Issuers to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such corporation or its parent holding company publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation or its parent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 609. Resignation and Removal; Appointment of Successor.
                       -------------------------------------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section.

          (b) The Trustee may resign at any time by giving written notice thereof to the Issuers. Upon receiving such notice of resignation, the Issuers shall promptly appoint a successor trustee by written instrument executed by authority of the Executive Committee, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance required by this Section shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Issuers. The Trustee so removed may, at the expense of the Issuers, petition any court of competent jurisdiction for the appointment of a successor Trustee if no successor Trustee is appointed within 30 days of such removal.

          (d)   If at any time:

          (i) the Trustee shall fail to comply with the provisions of TIA (S) 310(b) after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (ii) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuers, by a Committee Resolution, may remove the Trustee, or (B) subject to TIA (S) 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuers, by a Committee Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuers. If no successor Trustee shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, at the expense of the Issuers on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Issuers shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 610. Acceptance of Appointment by Successor.
                       --------------------------------------

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Notwithstanding the replacement of the Trustee pursuant to this Section 610, the Issuers' obligations under Section 607 shall continue for the benefit of the retiring Trustee with regard to expenses and liabilities incurred by it and compensation earned by it prior to such replacement or otherwise under this Indenture. Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 611. Merger, Conversion, Consolidation or Succession to
                       --------------------------------------------------
                       Business.
                       --------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          SECTION 612. Trustee's Application for Instructions from the Issuers.
                       -------------------------------------------------------

          Any application by the Trustee for written instructions from the Issuers may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 610, the Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Issuers actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                  ARTICLE SEVEN
                          HOLDERS LISTS AND REPORTS BY
                             TRUSTEE AND THE ISSUERS

          SECTION 701. The Issuers to Furnish Trustee Names and Addresses.
                       --------------------------------------------------

          The Issuers will furnish or cause to be furnished to the Trustee

          (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuers of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

          SECTION 702. Disclosure of Names and Addresses of Holders.
                       --------------------------------------------

          Every Holder of Notes, by receiving and holding the same, agrees with the Issuers and the Trustee that none of the Issuers or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA (S) 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA (S) 312(b).

          SECTION 703. Reports by Trustee.
                       ------------------

          Within 60 days after May 15 of each year commencing with the first May after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA (S) 313(c), a brief report dated as of such May 15 if required by TIA (S) 313(a).

          The Trustee also shall comply with TIA (S) 313(b). A copy of each report at the time of its mailing to Holders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuers agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.



                                  ARTICLE EIGHT
                    MERGER, CONSOLIDATION, OR SALE OF ASSETS

          SECTION 801. The Issuers and Guarantors May Consolidate Etc. Only on
                       -------------------------------------------------------
                       Certain Terms.
                       --------------

          Neither of the Issuers shall in a single transaction or series of related transactions consolidate with or merge with or into, or convey all or substantially all its assets to, another Person, unless:

          (i) either (A) such Issuer shall be the continuing Person, or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which any such transfer shall have been made (the "Successor Company"), shall be a corporation, limited liability company or limited partnership organized and existing under the laws of the United States, any State thereof or the District of Columbia (provided that for so long as Mediacom Broadband LLC or any successor Person is a limited liability company or partnership there must be a co-issuer of the Notes that is a Wholly Owned Restricted Subsidiary of Mediacom Broadband LLC and that is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia);

          (ii) the Successor Company shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Issuer under the Notes and this Indenture;

          (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iv) immediately after giving effect to such transaction, the surviving Person would be able to Incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio contained in the first paragraph of Section 1008; and

          (v) Mediacom Broadband LLC shall have delivered to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, both in the form required by this Indenture; provided that in giving such opinion such counsel may rely on such Officers' Certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses (iii) and (iv)).

          No Guarantor shall in a single transaction or series of related consolidate or merge with or into, or transfer all or substantially all of its assets to, another Person unless either the guarantee of such Guarantor is being released in accordance with Section 1017 or:

          (i) either (A) such Guarantor shall be the continuing Person, or (B) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which any such transfer shall have been made (a "Successor Guarantor"), is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States, any State thereof or the District of Columbia;

          (ii) the Successor Guarantor shall expressly assume by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under its guarantee of the Notes and this Indenture;

          (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (iv) Mediacom Broadband LLC shall have delivered to the Trustee prior to the proposed transaction an Officers' Certificate, and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, both in the form required by this Indenture; provided that in giving such opinion such counsel may rely on such Officers' Certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses
     (iii) and (iv)).

          SECTION 802. Successor Substituted.
                       ---------------------

          Upon any consolidation of the Issuers or the Guarantors with or merger of the Issuers or the Guarantors with or into any other corporation or any conveyance, transfer or other disposition of all or substantially all of the assets of the Issuers or the Guarantors to any Person in accordance with Section 801, the Successor Company or Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the Issuers or the Guarantors hereunder and thereafter the predecessor shall be released from all obligations and covenants hereunder, or under the guarantee of the Notes, as applicable, but, in the case of conveyance or transfer of all or substantially all its assets, the predecessor, as applicable, will not be released from the obligation to pay the principal of and interest on the Notes.

                                  ARTICLE NINE
             SUPPLEMENTS, AMENDMENTS AND MODIFICATIONS TO INDENTURE

          SECTION 901. Supplemental Indentures Without Consent of Holders.
                       --------------------------------------------------

          Without the consent of any Holders, the Issuers, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, and may modify, amend or supplement the Escrow Agreement for any of the following purposes:

                 (i) to cure any ambiguity, omission, defect or inconsistency; or

                 (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or manner such that the uncertificated Notes are described in
         Section 163(f)(2)(B) of the Code); or

                 (iii) to add Restricted Subsidiary Guarantees with respect to the Notes; or

                 (iv)      to release Guarantors pursuant to Section 1017; or

                 (v) to provide for the assumption by a successor corporation, limited liability company or limited partnership of the obligations of the Issuers or any Guarantor hereunder; or

                 (vi)      to secure the Notes; or

                 (vii) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power conferred upon the Issuers; or

                 (viii) to make any other change that does not adversely affect the rights of any Holder; or

                 (ix) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act.

                 SECTION 902. Supplemental Indentures with Consent of Holders.
                              -----------------------------------------------

                 With the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Issuers, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture and may modify, amend or supplement the Escrow Agreement; provided, however, that no such supplemental indenture or modification, amendment or supplement to the Escrow Agreement shall, without the consent of the Holder of each outstanding Note affected thereby (with respect to any Notes held by a nonconsenting Holder of the Notes):

                 (i) change or extend the fixed maturity of any Notes, reduce the rate or extend the time of payment of interest or Additional Interest thereon, reduce the principal amount thereof or premium, if any, thereon or change the currency in which the Notes are payable; or

                 (ii) reduce the premium payable upon any redemption of Notes in accordance with the optional redemption provisions of the Notes and
         Section 1101 or change the time before which the Notes may be redeemed; or

                 (iii) waive a default in the payment of principal or interest or Additional Interest on the Notes (except that holders of a majority in aggregate principal amount of the Notes at the time outstanding may
         (a) rescind an acceleration of the Notes that resulted from a non-payment default and (b) waive the payment default that resulted from such acceleration) or alter the rights of Holders of the Notes to waive defaults; or

                 (iv) adversely affect the ranking of the Notes or the guarantees, if any; or

                 (v) make any change to Section 1019 or 1109 of this Indenture or to the Escrow Agreement which would adversely affect the rights of any of the Holders of the Notes; or

                 (vi) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such modification; or

                 (vii) modify the Restricted Subsidiary Guarantees or Article Thirteen (except as contemplated by the terms of this Indenture) in any manner adverse to the Holders.

                 Any existing Event of Default, other than a default in the payment of principal or interest or Additional Interest on the Notes, or compliance with any provision of the Notes or this Indenture, other than any provision related to the payment of principal or interest or Additional Interest on the Notes, may be waived with the consent of holders of at least a majority in aggregate principal amount of the Notes at the time outstanding. The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment or supplemental indenture. It is sufficient if such consent approves the substance of the proposed amendment or supplemental indenture.

                 SECTION 903.    Execution of Supplemental Indentures.
                                 ------------------------------------

                 The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities, as determined by the Trustee in its sole discretion under this Indenture or otherwise. In signing or refusing to sign any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

                 SECTION 904.    Effect of Supplemental Indentures.
                                 ---------------------------------

                 Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby (except as provided in Section 902).

                  SECTION 905.  Conformity with Trust Indenture Act.
                                -----------------------------------

                  Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                  SECTION 906.  Reference in Notes to Supplemental Indentures.
                                ---------------------------------------------

                  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers or the Trustee shall so determine, new Notes so modified as to conform to any such supplemental indenture may be prepared and executed by the Issuers, and the Issuers shall issue and the Trustee shall authenticate a new Note that reflects the changed terms, the cost and expense of which will be borne by the Issuers in exchange for outstanding Notes.

                  SECTION 907.  Notice of Supplemental Indentures.
                                ---------------------------------

                  Promptly after the execution by the Issuers and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Issuers shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture. The failure to give such notice to all the Holders, or any defect therein, will not impair or affect the validity of the supplemental indenture.

                  SECTION 908.  Treasury Notes.
                                --------------

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by any Issuer or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. Each Issuer shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes and of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

                                   ARTICLE TEN
                                    COVENANTS

                  SECTION 1001. Payment of Principal, Premium, if Any, and
                                ------------------------------------------
                                Interest.
                                ---------

                  The Issuers, as joint and several obligors, covenant and agree for the benefit of the Holders that they will duly and punctually pay the principal of (and premium, if any) and interest and Additional Interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

                  SECTION 1002. Maintenance of Office or Agency.
                                -------------------------------

                  The Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the

Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The principal corporate trust office of the Trustee at 101 Barclay Street, New York, New York 10286 shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one or more of such purposes. The Issuers will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

                  The Issuers may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve any Issuer of its obligation to maintain an office or agency in The City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 1003.   Money for Note Payments to Be Held in Trust.
                                  -------------------------------------------

                  If the Issuers shall at any time act as their own Paying Agent, they will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of their action or failure to so act.

                  Whenever the Issuers shall have one or more Paying Agents for the Notes, they will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) that shall be available to the Trustee by 10:00 a.m. Eastern Standard Time on such due date sufficient to pay the principal (and premium, if any) or interest (and Additional Interest, if any) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of such action or any failure to so act.

                  The Issuers will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of the principal of (and premium, if any) or interest (and Additional Interest, if any) on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (ii) give the Trustee notice of any default by the Issuers (or any other obligor upon the Notes) in the making of anypayment of principal (and premium, if any) or interest (and Additional Interest, if any); and

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Authentication Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.


                  Any money deposited with the Trustee or any Paying Agent, or by the Issuers, in trust for the payment of the principal of (or premium, if any) or interest (or Additional Interest, if any) on any Note and remaining unclaimed for two years after such principal, premium, interest or Additional Interest has become due and payable shall be paid to the Issuers on the Issuers' Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Issuers, may at the expense of the Issuers cause to be published once, in a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

                  SECTION 1004.    Corporate Existence.
                                   -------------------

                  Subject to Article Eight, the Issuers will do or cause to be done all things necessary to preserve and keep in full force and effect their limited liability company or corporate existence, as the case may be, and that of each Restricted Subsidiary and the limited liability company or corporate rights, as the case may be (charter and statutory), licenses and franchises of the Issuers and each Restricted Subsidiary; provided, however, that the Issuers shall not be required to preserve any such existence (except the Issuers) right, license or franchise if the Executive Committee of Mediacom Broadband LLC shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and each of Mediacom Broadband LLC's Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

                  SECTION 1005.         Payment of Taxes and Other Claims.
                                        ---------------------------------

                  The Issuers will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Issuers or any Subsidiary or upon the income, profits or property of the Issuers or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Issuers or any Restricted Subsidiary; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuers) are being maintained in accordance with GAAP.

                  SECTION 1006.         Compliance with Laws.
                                        --------------------

                  The Issuers shall comply, and shall cause each of their respective Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Issuers and their respective Restricted Subsidiaries, taken as a whole.

                  SECTION 1007.         Limitation on Restricted Payments.
                                        ---------------------------------

                  (a) So long as any of the Notes remain outstanding, Mediacom Broadband LLC shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment if: (i) at the time of such proposed Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment; (ii) immediately after giving effect to such proposed Restricted Payment, Mediacom Broadband LLC would not be able to Incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 1008, or (iii) immediately after giving effect to any such Restricted Payment, the aggregate of all Restricted Payments which shall have been made on or after the Issue Date (the amount of any Restricted Payment, if other than cash, to be based upon the fair market value thereof on the date of such Restricted Payment (without giving effect to subsequent changes in value) as determined in good faith by the Executive Committee, whose determination shall be conclusive and evidenced by a Committee Resolution) would exceed an amount equal to the difference between (a) the Cumulative Credit and (b) 1.2 times Cumulative Interest Expense.

                  (b) The provisions of paragraph (a) of this Section 1007 shall not prevent: (1) the retirement of any of Mediacom Broadband LLC's Equity Interests in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Mediacom Broadband LLC or an employee stock ownership plan or to a trust established by Mediacom Broadband LLC or any Subsidiary of Mediacom Broadband LLC for the benefit of its employees) of Equity Interests (other than Equity Interests issued in connection with the AT&T Acquisitions Contributions) in Mediacom Broadband LLC; (2) the payment of any dividend or distribution on, or redemption of Equity

Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of this Indenture; (3) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the provisions described under Section 1013; (4) payments of compensation to officers, directors and employees of Mediacom Broadband LLC or any Restricted Subsidiary so long as the Executive Committee or the manager of Mediacom Broadband LLC in good faith shall have approved the terms thereof; (5)(a) the payment of dividends on any Equity Interests in Mediacom Broadband LLC following the issuance thereof in an amount per annum of up to 6% of the net proceeds received by Mediacom Broadband LLC from an Equity Offering of such Equity Interests and
(b) the payment of cash dividends on the amount of the Mediacom Broadband Preferred Membership Interest at a rate not to exceed 6% per annum; (6)(a) the payment of management fees, and any related reimbursement of expenses, to Mediacom Communications or any Affiliate thereof pursuant to the Management Agreements and (b) the reimbursement of expenses and the making of payments in respect of indemnification obligations to Mediacom Communications or any Affiliate thereof pursuant to the Operating Agreement, in each case, other than any dividend or distribution (whether made in cash, property or securities) on or with respect to any Equity Interests in Mediacom Broadband LLC or any redemption, repurchase, retirement or other direct or indirect acquisition of any Equity Interests in Mediacom Broadband LLC, or any warrants, rights or options to purchase or acquire any such Equity Interests or any securities exchangeable for or convertible into any such Equity Interests; (7) the payment of amounts in connection with any merger, consolidation, or sale of assets effected in accordance with Article Eight, provided that no such payment may be made pursuant to this clause (7) unless, after giving effect to such transaction (and the Incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), Mediacom Broadband LLC would be able to Incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio in the first paragraph of Section 1008 such that after incurring that $1.00 of additional Indebtedness, the Debt to Operating Cash Flow Ratio would be less than or equal to 6.5 to 1.0; (8) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Obligations in exchange for, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Mediacom Broadband LLC or an employee stock ownership plan or to a trust established by Mediacom Broadband LLC or any Subsidiary of Mediacom Broadband LLC (for the benefit of its employees) of Equity Interests (other than Equity Interests issued in connection with the AT&T Acquisitions Contributions) in Mediacom Broadband LLC or Subordinated Obligations of Mediacom Broadband LLC;
(9) the payment of any dividend or distribution on or with respect to any Equity Interests in any Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis; (10) the making and consummation of (A) an Excess Proceeds Offer in accordance with the provisions of this Indenture with any Excess Proceeds or (B) a Change of Control Offer with respect to the Notes in accordance with the provisions of this Indenture or (C) any offer similar to the offer described in clause (A) or (B) set forth in any other indenture governing debt securities; (11) during the period Mediacom Broadband LLC is treated as a partnership for U.S. federal income tax purposes and after such period to the extent relating to the liability for such period, the payment of distributions in respect of members' or partners' income tax liability with respect to Mediacom Broadband LLC in an amount not to exceed the aggregate amount of tax distributions, if any, permitted to be made by Mediacom Broadband LLC to its members under the Operating Agreement (such amount not to include amounts in respect of taxes resulting from Mediacom Broadband LLC's reorganization as or change in the status to a corporation); (12) the payment by any Restricted Subsidiary to Mediacom Broadband LLC or another Restricted Subsidiary of principal and interest due in respect of intercompany Indebtedness and dividends and other distributions in respect of Preferred Equity Interests in such Restricted Subsidiary; (13) the distribution of any Investment originally made by Mediacom Broadband LLC or any Restricted Subsidiary pursuant to clause (a) of this Section 1007 to holders of Equity Interests in Mediacom Broadband LLC or such Restricted Subsidiary, as the case may be; and (14) additional Restricted Payments in an aggregate amount not to exceed $25,000,000; provided, however, that in the case of clauses (2), (5),
(7), (9), (10), (13) and (14) of this paragraph, no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or as a result thereof. In determining the aggregate amount of Restricted Payments made on or after the date of this Indenture, Restricted Payments made pursuant to clauses (1), (2), (5) and (8) and any Restricted Payment deemed to have been made pursuant to Section 1009 shall be included in such calculation.

                  (c) Not later than the date of making any Restricted Payment, Mediacom Broadband LLC shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1007 were computed, which calculations may be based upon Mediacom Broadband LLC's latest available financial statements. The Trustee shall have no duty to recompute or recalculate or verify the accuracy of the information set forth in such Officers' Certificate.



                  SECTION 1008.     Limitation on Indebtedness.
                                    --------------------------

                  Mediacom Broadband LLC shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Equity Interests except for Permitted Indebtedness; provided, however, that Mediacom Broadband LLC or any Restricted Subsidiary may Incur Indebtedness or issue Disqualified Equity Interests if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom, the Debt to Operating Cash Flow Ratio would be less than or equal to 8.5 to 1.0.

                  The limitations contained in the foregoing paragraph shall not apply to the Incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

                  (a) Indebtedness under the Initial Notes issued on the date of this Indenture, the Exchange Notes issued in exchange for such Initial Notes, the Private Exchange Notes issued in exchange for such Initial Notes and this Indenture;

                  (b) Indebtedness and Disqualified Equity Interests in Mediacom Broadband LLC and the Restricted Subsidiaries outstanding on the Issue Date other than Indebtedness described in clause (a), (c), (d) or (f) of this paragraph;

                  (c) (i) Indebtedness of the Restricted Subsidiaries under the Subsidiary Credit Facility (including any refinancing thereof), and
         (ii) Indebtedness of the Restricted Subsidiaries (including any refinancing thereof) if, at the time of and immediately after giving pro forma effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom, the Debt to Operating Cash Flow Ratio would be less than or equal to 6.5 to 1.0; pro-vided, however, that for purposes of the calculation of such Ratio, the term "Consolidated Total Indebtedness" shall refer only to the Consolidated Total Indebtedness of the Restricted Subsidiaries (including Indebtedness Incurred under the Subsidiary Credit Facility and the Future Subsidiary Credit Facilities) outstanding as of the Determination Date (as defined in the definition of term "Debt to Operating Cash Flow Ratio") and the term "Operating Cash Flow" shall refer only to the Subsidiary Operating Cash Flow of the Restricted Subsidiaries for the related Measurement Period (as defined in the definition of term "Debt to Operating Cash Flow Ratio");

                  (d) Indebtedness and Disqualified Equity Interests in (x) any Restricted Subsidiary owed to or issued to and held by Mediacom Broadband LLC or any other Restricted Subsidiary and (y) Mediacom Broadband LLC owed to and held by any Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Issuers' obligations under this Indenture and the Notes; provided, however, that an Incurrence of Indebtedness and Disqualified Equity Interests that is not permitted by this clause (d) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness or Disqualified Equity Interests in Mediacom Broadband LLC or a Restricted Subsidiary referred to in this clause (d) to any Person (other than Mediacom Broadband LLC or a Restricted Subsidiary), (ii) any sale or other disposition of Equity Interests in a Restricted Subsidiary which holds Indebtedness or Disqualified Equity Interests in Mediacom Broadband LLC or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Restricted Subsidiary or (iii) any designation of a Restricted Subsidiary which holds Indebtedness or Disqualified Equity Interests in Mediacom Broadband LLC as an Unrestricted Subsidiary;

                  (e) guarantees by any Restricted Subsidiary of Indebtedness of Mediacom Broadband LLC or any other Restricted Subsidiary Incurred in accordance with the provisions of this Indenture;

                  (f) Hedging Agreements of Mediacom Broadband LLC or any Restricted Subsidiary relating to any Indebtedness of Mediacom Broadband LLC or such Restricted Subsidiary, as the case may be, Incurred in accordance with the provisions of this Indenture; provided that such Hedging Agreements have been entered into for bona fide business purposes and not for speculation;

                  (g) Indebtedness or Disqualified Equity Interests in Mediacom Broadband LLC or any Restricted Subsidiary to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness or Disqualified Equity Interests in Mediacom Broadband LLC or any such Restricted Subsidiary, as the case may be, Incurred in compliance with the Debt to Operating Cash Flow Ratio of the first paragraph of this covenant or clause (a) or (b) of this paragraph of this covenant; provided, however, that (i) Indebtedness or Disqualified Equity Interests in Mediacom Broadband LLC may not be refinanced under this clause (g) with Indebtedness or Disqualified Equity Interests in any Restricted Subsidiary, (ii) any such refinancing shall not exceed the sum of the principal amount or liquidation preference or redemption payment value (or, if such Indebtedness or Disqualified Equity Interests provides for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness or Disqualified Equity Interests being refinanced plus the amount of accrued interest or dividends thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (iii) Indebtedness representing a refinancing of Indebtedness of Mediacom Broadband LLC shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, (iv) Subordinated Obligations of Mediacom Broadband LLC or Disqualified Equity Interests in Mediacom Broadband LLC may only be refinanced with Subordinated Obligations of Mediacom Broadband LLC or Disqualified Equity Interests in Mediacom Broadband LLC, and (v) Other Pari Passu Debt which is unsecured may only be refinanced with unsecured Indebtedness, which is either Other Pari Passu Debt or Subordinated Obligations, or with Disqualified Equity Interests;

                  (h) Indebtedness of Mediacom Broadband LLC or a Restricted Subsidiary Incurred as a result of the pledge by Mediacom Broadband LLC or such Restricted Subsidiary of intercompany indebtedness or Equity Interests in another Restricted Subsidiary or Equity Interests in an Unrestricted Subsidiary in the circumstance where recourse to Mediacom Broadband LLC or such Restricted Subsidiary is limited to the value of the intercompany Indebtedness or the Equity Interests so pledged;



                  (i) Indebtedness of Mediacom Broadband LLC or a Restricted Subsidiary represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or letters of credit, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Mediacom Broadband LLC or such Restricted Subsidiary or a Related Business in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

                  (j) Indebtedness of Mediacom Broadband LLC or a Restricted Subsidiary in an aggregate amount not to exceed two times the sum of
         (i) the aggregate Net Cash Proceeds to Mediacom Broadband LLC from (x) the issuance (other than to a Subsidiary of Mediacom Broadband LLC or an employee stock ownership plan or a trust established by Mediacom Broadband LLC or any Subsidiary of Mediacom Broadband LLC (for the benefit of its employees)) of any class of Equity Interests in Mediacom Broadband LLC (other than Disqualified Equity Interests and other than Equity Interests issued in connection with the AT&T Acquisitions Contributions) on or after the Issue Date or (y) contributions (other than the AT&T Acquisitions Contributions) to the equity capital of Mediacom Broadband LLC on or after the Issue Date which do not themselves constitute Disqualified Equity Interests and (ii) the fair market value, as determined by an independent nationally recognized accounting, appraisal or investment banking firm experienced in similar types of transactions, of any assets (other than cash or Cash Equivalents) that are used or useful in a Related Business or Equity Interests in a Person engaged in a Related Business that is or becomes a Restricted Subsidiary of Mediacom Broadband LLC, in each case received by Mediacom Broadband LLC after the Issue Date in exchange for the issuance (other than to a Subsidiary of Mediacom Broadband LLC) of its Equity Interests (other than Disqualified Equity Interests and other than Equity Interests issued in connection with the AT&T Acquisitions Contributions); provided that (A) the amount of such Net Cash Proceeds with respect to which Indebtedness is incurred pursuant to this clause (j) shall not be deemed Net Cash Proceeds from the issue or sale of Equity Interests for purposes of clause (ii) of the definition of "Cumulative Credit" and (B) the issuance of Equity Interests with respect to which Indebtedness is incurred pursuant to this clause (j) shall not also be used to effect a Restricted Payment pursuant to clause (1) or (8) of Section 1007(b); and

                  (k) In addition to any Indebtedness described in clauses (a) through (j) above, Indebtedness of Mediacom Broadband LLC or any of the Restricted Subsidiaries so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (k) does not exceed $50,000,000 at any one time outstanding.

                  For purposes of determining compliance with this Section 1008, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (k) above or is entitled to be incurred pursuant to the first paragraph of this
Section 1008, Mediacom Broadband LLC shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 1008 and such item of Indebtedness shall be treated as having been incurred as so classified.

                  SECTION 1009.   Limitation on Affiliate Transactions.
                                  ------------------------------------

                  Mediacom Broadband LLC shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction (or series of related transactions) involving in the aggregate $5,000,000 or more with any Affiliate unless such transaction (or series of related transactions) shall have been approved pursuant to a Committee Resolution rendered in good faith by the Executive Committee or, if applicable, a committee comprising the disinterested members of the Executive Committee, which approval in each case shall be conclusive, to the effect that such transaction (or series of related transactions) is (a) in the best interest of Mediacom Broadband LLC or such Restricted Subsidiary and (b) upon terms which would be obtainable by Mediacom Broadband LLC or such Restricted Subsidiary in a comparable arm's-length transaction with a Person which is not an Affiliate, except that the foregoing shall not apply in the case of any of the following transactions (the "Specified Affiliate Transactions"): (i) the making of any Restricted Payment (including the making of any Restricted Payment that is permitted pursuant to subclauses
(1) through (14) of clause (b) of Section 1007); (ii) any transaction or series of transactions between Mediacom Broadband LLC and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries; (iii) the payment of compensation (including, without limitation, amounts paid pursuant to employee benefit plans) for the personal services of, and indemnity provided on behalf of, officers, members, directors and employees of Mediacom Broadband LLC or any Restricted Subsidiary, and management, consulting or advisory fees and reimbursements of expenses and indemnity in each case so long as the Executive Committee in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor; (iv) any payments for goods or services purchased in the ordinary course of business, upon terms which would be obtainable by Mediacom Broadband LLC or a Restricted Subsidiary in a comparable arm's-length transaction with a Person which is not an Affiliate; (v) any transaction pursuant to any agreement with any Affiliate in effect on the Issue Date (including, but not limited to, the Management Agreements, the Operating Agreement and other agreements relating to the payment of management fees, acquisi-tion fees and expense reimbursements), including any amendments thereto entered into after the Issue Date, provided that the terms of any such amendment are not less favorable to Mediacom Broadband LLC than the terms of the relevant agreement in effect prior to any such amendment, as determined in good faith by the Executive Committee; and (vi) any transaction or series of transactions between Mediacom Broadband LLC or any of its Restricted Subsidiaries, on the one hand, and Mediacom Communications or any of its direct or indirect Subsidiaries, on the other hand, which relate to (a) the sharing of centralized services, personnel, facilities, headends and plant, (b) the joint procurement of goods and services, (c) the allocation of costs and expenses (other than taxes based on income) and (d) matters reasonably related to any of the foregoing, in each case, which are undertaken pursuant to an established plan of Mediacom Communications the primary purpose of which is to result in cost savings and related synergies for Mediacom Broadband LLC, its Restricted Subsidiaries, Mediacom Communications and each of Mediacom Communications' other direct or indirect Subsidiaries involved in such transaction or series of transactions; provided that, in the case of this clause (vi), such plan shall have been approved pursuant to a Committee Resolution, rendered in good faith by the Executive Committee, which approval in each case shall be conclusive, to the effect that such plan is in the best interest of Mediacom Broadband LLC or such Restricted Subsidiary; and provided, further, that such transaction or series of related transactions is fair and reasonable to Mediacom Broadband LLC or such Restricted Subsidiary, on the one hand, and to Mediacom Communications and each such other Subsidiary of Mediacom Communications, on the other hand. Except in the case of a Specified Affiliate Transaction, Mediacom Broadband LLC shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction (or series of related transactions) involving in the aggregate (y) $25,000,000 or more in all instances except in the case of Asset Sales or Asset Swaps and (z) $50,000,000 or more in the case of any Asset Sale or Asset Swap, in each case, with any Affiliate unless (i) such transaction (or series of related transactions) shall have been approved pursuant to a Committee Resolution rendered in good faith by the Executive Committee or, if applicable, a committee comprising the disinterested members of the Executive Committee to the effect set forth in clauses (a) and (b) above; and (ii) Mediacom Broadband LLC shall have received an opinion from an independent nationally recognized accounting, appraisal or investment banking firm experienced in the review of similar types of transactions stating that the terms of such transaction (or series of related transactions) are fair to Mediacom Broadband LLC or such Restricted Subsidiary, as the case may be, from a financial point of view. Notwithstanding the foregoing, any transaction (or series of related transactions) entered into by Mediacom Broadband LLC or any Restricted Subsidiary with any Affiliate without complying with the foregoing provisions of this Section 1009 shall not constitute a violation of the provisions of this
Section 1009 if Mediacom Broadband LLC or such Restricted Subsidiary would be permitted to make a Restricted Payment pursuant to paragraph (a) of Section 1007 at the time of the completion of such transaction (or series of related transactions) in an amount equal to the fair market value of such transaction (or series of related transactions), as determined in good faith by the Executive Committee, whose determination shall be conclusive and evidenced by a Committee Resolution. In such a case, Mediacom Broadband LLC or such Restricted Subsidiary, as the case may be, shall be deemed to have made a Restricted Payment for purposes of the calculation of Restricted Payments pursuant to clause (iii) of paragraph (a) of Section 1007.

                  SECTION 1010. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.
                                  -----------------------------------------

                  Mediacom Broadband LLC shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions to Mediacom Broadband LLC or any other Restricted Subsidiary on its Equity Interests; (b) pay any Indebtedness owed to Mediacom Broadband LLC or any other Restricted Subsidiary; (c) make loans or advances, or guarantee any such loans or advances, to Mediacom Broadband LLC or any other Restricted Subsidiary; (d) transfer any of its properties or assets to Mediacom Broadband LLC or any other Restricted Subsidiary; (e) grant Liens on the assets of Mediacom Broadband LLC or any other Restricted Subsidiary in favor of the holders of the Notes; or (f) guarantee the Notes or any renewals or refinancings thereof (any of the actions described in clauses (a) through (f) above is referred to herein as a "Specified Action"), except for (i) such encumbrances or restrictions arising by reason of Acquired Indebtedness of any Restricted Subsidiary existing at the time such Person became a Restricted Subsidiary; provided that such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary and are not applicable to Mediacom Broadband LLC or any other Restricted Subsidiary, (ii) such encumbrances or restrictions arising under refinancing Indebtedness permitted by clause (g) of the second paragraph under Section 1008; provided that the terms and conditions of any such restrictions are no less favorable to the Holders of Notes than those under the Indebtedness being refinanced, (iii) customary provisions restricting the assignment of any contract or interest of Mediacom Broadband LLC or any Restricted Subsidiary, (iv) restrictions contained in this Indenture or any other indenture governing debt securities that are no more restrictive than those contained in this Indenture, and (v) restrictions under the Subsidiary Credit Facility and under the Future Subsidiary Credit Facilities; provided that, in the case of any Future Subsidiary Credit Facility, Mediacom Broadband LLC shall have used commercially reasonable efforts to include in the agreements relating to such Future Subsidiary Credit Facility provisions concerning the encumbrance or restriction on the ability of any Restricted Subsidiary to take any Specified Action that are no more restrictive than those in effect in the Subsidiary Credit Facility on the date of the creation of the applicable restriction in such Future Subsidiary Credit Facility ("Comparable Restriction Provisions"); and provided, further, that if Mediacom Broadband LLC shall conclude in its sole discretion based on then prevailing market conditions that it is not in the best interest of Mediacom Broadband LLC and the Restricted Subsidiaries to comply with the foregoing proviso, the failure to include Comparable Restriction Provisions in the agreements relating to such Future Subsidiary Credit Facility shall not constitute a violation of the provisions of this Section 1010.

                  SECTION 1011.   Limitation on Liens.
                                  -------------------

                  Mediacom Broadband LLC shall not Incur any Indebtedness secured by a Lien against or on any of its property or assets now owned or hereafter acquired by Mediacom Broadband LLC unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such secured Indebtedness. This restriction does not, however, apply to Indebtedness secured by: (i) Liens, if any, in effect on the Issue Date; (ii) Liens in favor of governmental bodies to secure progress or advance payments; (iii) Liens on Equity Interests or Indebtedness existing at the time of the acquisition thereof (including acquisition through merger or consolidation); provided that such Liens were not Incurred in anticipation of such acquisition; (iv) Liens securing industrial revenue or pollution control bonds; (v) Liens securing the Notes; (vi) Liens securing Indebtedness of Mediacom Broadband LLC in an amount not to exceed $10,000,000 at any time outstanding; (vii) Other Permitted Liens; and (viii) any extension, renewal or replacement of any Lien referred to in the foregoing clauses (i) through (vii), inclusive.

                  SECTION 1012.  Change of Control.
                                 -----------------

                  (a) Upon the occurrence of a Change of Control, each holder of Notes shall have the right to require the Issuers to repurchase all or any part of such holder's Notes pursuant to an offer described in this Section 1012 (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest and Additional Interest, if any, thereon to the date of repurchase (the "Change of Control Payment").

                  (b) Within 30 days of the occurrence of a Change of Control, the Issuers shall send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the Note Register, a notice stating: (1) that the Change of Control Offer is being made pursuant to this Section 1012 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Issuers default in the payment of the Change of Control Payment, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date; (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing its election to have such Notes purchased; (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof; (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and (9) the name and address of the Paying Agent.

                  (c) On the Change of Control Payment Date, the Issuers shall, to the extent lawful (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuers. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Issuers shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original princi-pal amount in denominations of $1,000 and integral multiples thereof. The Issuers shall send to the Trustee and the holders of Notes on or as soon as practicable after the Change of Control Payment Date a notice setting forth the results of the Change of Control Offer.

                  (d) The Issuers shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Issuers and purchases all Notes or portions thereof validly tendered and not withdrawn under such Change of Control Offer.

                  (e) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant.

                  SECTION 1013.    Limitation on Sales of Assets.
                                   -----------------------------

                  (a) Mediacom Broadband LLC shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless (i) Mediacom Broadband LLC or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Executive Committee, whose determination shall be conclusive and evidenced by a Committee Resolution); (ii) not less than 75% of the consideration received by Mediacom Broadband LLC or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and (iii) the Asset Sale Proceeds received by Mediacom Broadband LLC or such Restricted Subsidiary are applied (a) first, to the extent Mediacom Broadband LLC elects, or is required, to prepay, repay or purchase debt under any then existing Indebtedness of Mediacom Broadband LLC or any Restricted Subsidiary within 360 days following the receipt of the Asset Sale Proceeds from any Asset Sale or, to the extent Mediacom Broadband LLC elects, to make an investment in assets (including Equity Interests or other securities purchased in connection with the acquisition of Equity Interests or property of another Person) used or useful in a Related Business, provided that such investment occurs and such Asset Sale Proceeds are so applied within 360 days following the receipt of such Asset Sale Proceeds (the "Reinvestment Date"), and (b) second, on a pro rata basis (1) to the repayment of an amount of Other Pari Passu Debt not exceeding the Other Pari Passu Debt Pro Rata Share (provided that any such repayment shall result in a permanent reduction of any commitment in respect thereof in an amount equal to the principal amount so repaid) and (2) if on the Reinvestment Date with respect to any Asset Sale the Excess Proceeds exceed $10,000,000, the Issuers shall apply an amount equal to such Excess Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Issuers may retain the portion of the Excess Proceeds not required to repurchase Notes. For purposes of determining in clause (ii) above the percentage of cash consideration received by Mediacom Broadband LLC or any Restricted Subsidiary, the amount of any (x) liabilities (as shown on Mediacom Broadband LLC's or such Restricted Subsidiary's most recent balance sheet) of Mediacom Broadband LLC or any Restricted Subsidiary that are actually assumed by the transferee in such Asset Sale and from which Mediacom Broadband LLC and the Restricted Subsidiaries are fully released shall be deemed to be cash, and (y) securities, notes or other similar obligations received by Mediacom Broadband LLC or such

Restricted Subsidiary from such transferee that are immediately converted (or are converted within 30 days of the related Asset Sale) by Mediacom Broadband LLC or such Restricted Subsidiary into cash shall be deemed to be cash in an amount equal to the net cash proceeds realized upon such conversion.

                  (b) If the Issuers are required to make an Excess Proceeds Offer within 30 days following the Reinvestment Date, the Issuers shall send by first class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register of the Notes maintained by the Registrar, a notice stating, among other things: (1) that such holders have the right to require the Issuers to apply the Excess Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase; (2) the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;
(3) the instructions, determined by the Issuers, that each holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Excess Proceeds to be applied to the repurchase of such Notes. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis or by lot or by such other method that the Trustee deems to be fair and equitable to holders. Upon completion of the Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.



                  (c) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant.

                  (d) Notwithstanding the foregoing, Mediacom Broadband LLC or any Restricted Subsidiary shall be permitted to consummate an Asset Swap if (i) at the time of entering into the related Asset Swap Agreement or immediately after giving effect to such Asset Swap no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) such Asset Swap shall have been approved in good faith by the Executive Committee, whose approval shall be conclusive and evidenced by a Committee Resolution, which states that such Asset Swap is fair to Mediacom Broadband LLC or such Restricted Subsidiary, as the case may be, from a financial point of view.

                  SECTION 1014.    Reports.
                                   -------

                  Commencing with the fiscal quarter of the Issuers ending September 30, 2001, whether or not the Issuers are subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, the Issuers shall file with the SEC (if permitted by SEC practice and applicable law and regulations) so long as the Notes are outstanding the annual reports, quarterly reports and other periodic reports which the Issuers would have been required to file with the SEC pursuant to Section 13(a) or 15(d) or any successor provision thereto if the Issuers were so subject on or prior to the respective dates (the "Required Filing Dates") by which the Issuers would have been required to file such documents if the Issuers were so subject. The Issuers shall also in any event within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit or cause to be transmitted by mail to all holders of Notes, at such holders' addresses appearing in the register maintained by the Note Registrar, without cost to such holders, and
(ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents described in the preceding sen-tence. In addition, for so long as any Notes remain outstanding and prior to the later of the consummation of the Exchange Offer and the effectiveness of the Shelf Registration Statement, if required, the Issuers shall furnish to holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers' Certificates).

                  SECTION 1015. Limitation on Business Activities of Mediacom Broadband Corporation.
                                  ---------------------------------------------

                  Mediacom Broadband Corporation shall not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of Equity Interests to Mediacom Broadband LLC or any Wholly Owned Restricted Subsidiary, the Incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness Incurred by Media com Broadband LLC, including the Notes and the Exchange Notes, if any, that is permitted to be Incurred by Mediacom Broadband LLC under Section 1008 (provided that the net proceeds of such Indebtedness are retained by Mediacom Broadband LLC or loaned to or contributed as capital to one or more of the Restricted Subsidiaries other than Mediacom Broadband Corporation), and activities incidental thereto. Neither Mediacom Broadband LLC nor any Restricted Subsidiary shall engage in any transactions with Mediacom Broadband Corporation in violation of the immediately preceding sentence.

                  SECTION 1016.   Statement by Officers as to Default.
                                  -----------------------------------

                  (a) The Issuers will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate meeting the requirements of Section 103 stating that a review of the activities of the Issuers and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Issuers during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Event of Default occurred during such year and at the date of such certificate there is no Event of Default which has occurred and is continuing or, if such signers do know of such Event of Default, the certificate shall describe its status with particularity and shall state what action the Issuers are taking or propose to take in respect thereof and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Issuers elect to change the manner in which it fixes it fiscal year end. For purposes of this Section 1016(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Issuers or any Significant Subsidiary gives any notice or takes any other action with respect to a claimed Default (other than with respect to Indebtedness in the principal amount of less than $25,000,000), the Issuers shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

                SECTION 1017.  Limitation on Guarantees of Certain Indebtedness.
                               ------------------------------------------------

                (a) Mediacom Broadband LLC shall not (i) permit any Restricted Subsidiary to guarantee any Indebtedness of either Issuer other than the Notes (the "Other Indebtedness") or (ii) pledge any intercompany Indebtedness representing obligations of any of its Restricted Subsidiaries to secure the payment of Other Indebtedness, in each case unless such Restricted Subsidiary, the Issuers and the Trustee execute and deliver a supplemental indenture pursuant to Section 901 causing such Restricted Subsidiary to guarantee (the "Restricted Subsidiary Guarantee") the Issuers' obligations under this Indenture and the Notes to the same extent that such Restricted Subsidiary guaranteed the Issuers' obligations under the Other Indebtedness (including waiver of subrogation, if any). Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

                (b) The guarantee of a Restricted Subsidiary shall be released upon: (i) the sale of all of the Equity Interests, or all or substantially all of the assets, of the applicable Guarantor (in each case other than to Mediacom Broadband LLC or a Subsidiary); (ii) the designation by Mediacom Broadband LLC of the applicable Guarantor as an Unrestricted Subsidiary pursuant to Section 1018; or (iii) the release of the guarantee of such Guarantor with respect to the obligations which caused such Guarantor to deliver the Restricted Subsidiary Guarantee in accordance with the preceding paragraph, in each case in compliance with this Indenture (including, in the event of a sale of Equity Interests or assets described in clause (i) above, that the Net Cash Proceeds are applied in accordance with the requirements of Section 1013).

                (c) The Trustee shall, at the sole cost and expense of the Issuers, upon receipt of a request by the Issuers accompanied by an Officers' Certificate certifying as to the compliance with paragraph (b) of this Section and, with respect to clause (i) or (ii) of paragraph (b) of this Section, upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section have been complied with, deliver an appropriate instrument evidencing such release. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes and the other obligations of the Issuers provided herein.

                SECTION 1018.  Designation of Unrestricted Subsidiaries.
                               ----------------------------------------

                (a) Mediacom Broadband LLC may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if: (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; (b) at the time of and after giving effect to such Designation, Mediacom Broadband LLC would be able to Incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio under the first paragraph of Section 1008; and (c) Mediacom Broadband LLC would be permitted to make a Restricted Payment at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of Section 1007 in an amount equal to Mediacom Broadband LLC's proportionate interest in the fair market value of such Subsidiary on such date (as determined in good faith by the Executive Committee, whose determination shall be conclusive and evidenced by a Committee Resolution). Notwithstanding the foregoing, neither Mediacom Broadband Corporation nor any of its Subsidiaries may be designated as Unrestricted Subsidiaries.

                  (b) At the time of Designation all of the Indebtedness of such Unrestricted Subsidiary shall consist of, and shall at all times thereafter consist of,Non-Recourse Indebtedness, and neither Mediacom Broadband LLC nor any Restricted Subsidiary shall at any time have any direct or indirect obligation to: (x) make additional Investments (other than Permitted Investments) in any Unrestricted Subsidiary; or (y) maintain or preserve the financial condition of any Unrestricted Subsidiary or cause any Unrestricted Subsidiary to achieve any specified levels of operating results; or (z) be party to any agreement, contract, arrangement or understanding with any Unrestricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Mediacom Broadband LLC or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of Mediacom Broadband LLC. If, at any time, any Unrestricted Subsidiary would violate the foregoing requirements, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

                  (c) Mediacom Broadband LLC may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if: (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Revocation; (b) at the time of and after giving effect to such Revocation, Mediacom Broadband LLC would be able to Incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 1008; and (c) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

                  (d) All Designations and Revocations must be evidenced by Committee Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.

                  SECTION 1019. Escrow of Proceeds of Securities on Issue Date.
                                ----------------------------------------------

                  (a) On the Issue Date the Issuers shall enter into the Escrow Agreement and deposit (or cause to be deposited) into the Escrow Account the net proceeds from the issuance of the Notes (the "Net Offering Proceeds") and such other amount in cash as, when added to the Net Offering Proceeds, equals $418,666,666.67, which amount represents the maximum amount which may be payable to Holders in connection with the Special Redemption of the Notes pursuant to
Section 1109. The Trustee is hereby authorized and directed to execute and deliver the Escrow Agreement and to perform its duties and obligations thereunder.

                  (b) The Issuers will, pursuant to the Escrow Agreement, grant a first priority security interest in the Collateral (as such term is defined in the Escrow Agreement) to the Trustee for its benefit and the benefit of the Holders, in order to secure all monetary obligations of the Issuers under the Notes and any other monetary obligation, now or hereafter arising, of every kind and nature, owed by the Issuers under this Indenture to the Holders or to the Trustee for the benefit of the Holders. The Issuers shall comply with their obligations under the Escrow Agreement.

                  (c) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

                  (d) The release of any Collateral pursuant to the Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof.

                  (e) The Trustee, in its sole discretion and without the consent of the Holders, may take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Escrow Agreement and (ii) collect and receive any and all amounts payable in respect of the monetary obligations of the Issuers thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest under the Escrow Agreement or be prejudicial to the interest of the Holders or of the Trustee).

                                 ARTICLE ELEVEN
                               REDEMPTION OF NOTES

                  SECTION 1101.  Optional Redemption.
                                 -------------------

                  The Notes may or shall, as the case may be, be redeemed, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in the Form of Note (Section 203), together with accrued and unpaid interest and Additional Interest, if any, thereon to the date of redemption.

                  SECTION 1102.   Applicability of Article.
                                  ------------------------

                  Redemption of Notes at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 1103.  Election to Redeem; Notice to Trustee.
                                 -------------------------------------

                  The election of the Issuers to redeem any Notes pursuant to
Section 1101 shall be evidenced by a Committee Resolution. In case of any redemption at the election of the Issuers, the Issuers shall, at least 90 days prior to the date of redemption (the "Redemption Date") fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104. In the event of a Special Redemption, the Issuers shall notify the Trustee as soon as practicable but in any event before notice of the Special Redemption is to be mailed to the Holders (unless a shorter notice shall be satisfactory to the Trustee).

                  SECTION 1104.  Selection by Trustee of Notes to Be Redeemed.
                                 --------------------------------------------

                  If fewer than all the Notes are to be redeemed, the Trustee will select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, on a pro rata basis or by lot or by such other method that the Trustee deems to be fair and equitable to holders; provided that, if a partial redemption is made with the proceeds of any Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depositary). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed and a new Note or Notes in principal amount equal to the unredeemed principal portion thereof will be issued; provided, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent for the Notes funds in satisfaction of the applicable redemption price pursuant to this Indenture.

                  The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

                  SECTION 1105.  Notice of Redemption.
                                 --------------------

                  Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days' prior to the Redemption Date (other than in connection with a Special Redemption) by first class mail to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register. In the event of a Special Redemption, notice of redemption shall be given at least three Business Days before a Special Redemption (other than a Special Redemption on the Special Redemption Date) by first class mail to each Holder of the Notes as such Holder's address appearing in the Note Register. In the event of a Special Redemption on the Special Redemption Date the Issuers shall provide the Trustee with notice on or prior to 10:00 a.m. New York

City time on the Business Day immediately preceding the Special Redemption Date to effect such Special Redemption. The Trustee shall give notice of redemption in the Issuers' name and at the Issuers' expense; provided, however, that the Issuers shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

                  All notices of redemption shall state:

                  (i)    the Redemption Date,

                  (ii) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

                  (iii) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,



                  (iv) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

                  (v) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in
         Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Issuers defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

                  (vi) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

                  (vii)  the name and address of the Paying Agent,

                  (viii) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

                  (ix) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

                  (x) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes are to be redeemed.

                  SECTION 1106.   Deposit of Redemption Price.
                                  ---------------------------

                  Prior to any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Issuers are acting as their own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

                  SECTION 1107.    Notes Payable on Redemption Date.
                                   --------------------------------

                  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuers at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of Section 311.



                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

                  SECTION 1108.    Notes Redeemed in Part.
                                   ----------------------

                  Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 1002 (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note at the expense of the Issuers, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided, that each such new Note will be in a principal amount of $1,000 or integral multiple thereof.

                  SECTION 1109.    Special Mandatory Redemption.
                                   ----------------------------

                  On the earlier to occur of (x) October 26, 2001, if each of the AT&T Acquisitions shall not have been consummated on or prior to such date,
(y) two Business Days after the termination of any of the AT&T Acquisition Agreements and (z) at any time if Mediacom Broadband LLC determines that any of the AT&T Acquisitions is not likely to be able to be consummated in a manner consistent in all material respects with the description of such AT&T Acquisition contained in the Offering Memorandum, the Issuers shall on such date redeem all of the outstanding Notes at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date. A redemption of the Notes pursuant to this Section 1109 is herein referred to as a "Special Redemption".

                                 ARTICLE TWELVE
                       DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 1201. The Issuers' Option to Effect Defeasance or Covenant Defeasance.
                                   -------------------------------------------

                  The Issuers may, at their option, at any time, with respect to the Notes, elect to have either Section 1202 or Section 1203 be applied to all outstanding Notes upon compliance with the conditions set forth in this Article Twelve. The Issuers in their sole discretion can defease the Notes.

                  SECTION 1202.    Defeasance and Discharge.
                                   ------------------------

                  Upon the Issuers' exercise under Section 1201 of the option applicable to this Section 1202, the Issuers shall be deemed to have been discharged from any and all obligations with respect to all outstanding Notes on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in
Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (ii) the Issuers' obligations with respect to such Notes under Sections 304, 305, 310, 1002 and 1003, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Issuers' obligations in connection therewith and (iv) this Article Twelve.

                  If the Issuers exercise their Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

                  Subject to compliance with this Article Twelve, the Issuers may exercise their option under this Section 1202 notwithstanding the prior exercise of their option under Section 1203 with respect to the Notes.

                  SECTION 1203.    Covenant Defeasance.
                                   -------------------

                  Upon the Issuers' exercise under Section 1201 of the option applicable to this Section 1203, the Issuers may terminate (i) its obligations under any covenant contained in Sections 1007 through 1015 and Section 1017,
(ii) the operation of Section 501(iv), Section 501(v), Section 501(vi) (with respect only to Significant Subsidiaries), Section 501(vii) (with respect only to Significant Subsidiaries) and Section 501(iii) (with respect to the covenants described in clause (i) above) and (iii) the limitations contained in Sections 801(iii) and 801(iv) (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not to be "outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be outstanding for accounting purposes). If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified under Section 501(iv), (v), (vi) (with respect only to Significant Subsidiaries), (vii) (with respect only to Significant Subsidiaries) and Section 501(viii) (with respect to the covenants described in clause (i) above) or because of the failure of the Issuers to comply with Section 801(iii) and 801(iv). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(iii), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

                  SECTION 1204.   Conditions to Legal Defeasance or Covenant
                                  ------------------------------------------
                                  Defeasance.
                                  ----------

                  The following shall be the conditions to application of either
Section 1202 or Section 1203 to the outstanding Notes:


                  (i) the Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of this Indenture who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust money or U.S. Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of, premium, if any, and Additional Interest, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date as the case may be, of such principal, premium, if any, or interest on the outstanding Notes;

                 (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions) confirming that (A) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States (which opinion may be subject to customary assumptions and exclusions) shall confirm that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (iii) Mediacom Broadband LLC shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance or Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal DefeasanCe or Covenant Defeasance had not occurred;

                  (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers is a party or by which the Issuers is bound;

                  (vi) Mediacom Broadband LLC shall have delivered to the Trustee an Opinion of Counsel to the effect that, (A) as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders and (B) such Legal Defeasance or Covenant Defeasance, as the case may be, w ill not require registration of the Issuers, the Trustee or the trust fund under the Investment Company Act of 1940, as amended or the Investment Advisors Act of 1940, as amended;

                  (vii) The Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others;

                  (viii) The Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

                  (ix) The Issuers shall have delivered to the Trustee the opinion of a nationally recognized firm of independent public accountants stating the matters set forth in paragraph (i) above.

                  SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
                                   --------------------------------------

                  Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof.

                  Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers' Request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

                  SECTION 1206.     Reinstatement.
                                    -------------

                  If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 1205 by reason of any legal proceeding or by any reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Issuers makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

                                ARTICLE THIRTEEN
                         RESTRICTED SUBSIDIARY GUARANTEE

                  SECTION 1301.     Unconditional Guarantee.
                                    -----------------------

                  Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest and Additional Interest, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest and Additional Interest, if any, on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Issuers to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 1303. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of the any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that the Restricted Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, and this Restricted Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by the Issuers to any Guarantor to the Trustee or such Holder, this Restricted Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five for the purpose of this Restricted Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration in respect of such obligations as provided in Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Restricted Subsidiary Guarantee.


                  SECTION 1302.     Severability.
                                    ------------

                  In case any provision of this Restricted Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 1303.     Limitation of Guarantor's Liability.
                                    -----------------------------------

                  Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Restricted Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law or that the obligations of such Guarantor under Section 1301 would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of its liability under said Section 1301. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Restricted Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Restricted Subsidiary Guarantee or pursuant to Section 1304, result in the obligations of such Guarantor under the Restricted Subsidiary Guarantee not constituting such fraudulent transfer or conveyance and not being held or determined to be void, invalid or unenforceable.

                  SECTION 1304.     Contribution.
                                    ------------

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Restricted Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 1303, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuers' obligations with respect to the Notes or any other Guarantor's obligations with respect to the Restricted Subsidiary Guarantee.

                  SECTION 1305.   Additional Guarantors.
                                  ---------------------

                  Any Restricted Subsidiary which is required pursuant to
Section 1017 to become a Guarantor shall (a) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee which subjects such Restricted Subsidiary to the provisions of this Indenture as a Guarantor and pursuant to which such Restricted Subsidiary agrees to guarantee to each Holder of a Note the payment of allowances due in respect of the Notes in accordance with the provisions of this Indenture, and (b) cause to be delivered to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Restricted Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Restricted Subsidiary (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles).

                  SECTION 1306.   Subordination of Subrogation and Other Rights.
                                  ---------------------------------------------

                  Each Guarantor hereby agrees that any claim against the Issuers that arises from the payment, performance or enforcement of such Guarantor's obligations under its Restricted Subsidiary Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                             MEDIACOM BROADBAND LLC

                     By:   Mediacom Communications Corporation,
                               its Managing Member



                     By: /s/
                         ---------------------------------------------------
                         Name:
                         Title:


                     MEDIACOM BROADBAND CORPORATION


                    By:  /s/
                         ---------------------------------------------------
                         Name:
                         Title:


                     THE BANK OF NEW YORK


                    By:  /s/
                         ---------------------------------------------------
                         Name:
                         Title: